                                                                   Exhibit 99.1

                       PREPACKAGED PLAN OF REORGANIZATION

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE


In re
                                  Chapter 11
KOLL REAL ESTATE
GROUP, INC.                       Case No. 97-1505 (HSB)


Debtor.


                       PREPACKAGED PLAN OF REORGANIZATION
                        OF KOLL REAL ESTATE GROUP, INC.

                       PREPACKAGED PLAN OF REORGANIZATION
                        OF KOLL REAL ESTATE GROUP, INC.
                                   ARTICLE I
                                  DEFINITIONS

    Unless the context otherwise requires, the following terms shall have the following meanings when used in initially capitalized form in the Prepackaged Plan. Such meanings shall be equally applicable to both the singular and plural forms of such terms. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Prepackaged Plan as a whole and not to any particular section, subsection, or clause contained in the Prepackaged Plan unless the context requires otherwise. Whenever from the context it appears appropriate, each term stated in either the singular or the plural includes the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender include the masculine, feminine and the neuter. Any term used in initially capitalized form in the Prepackaged Plan that is not defined herein but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules.

    ADMINISTRATIVE CLAIM means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and referred to in section 507(a)(1) of the Bankruptcy Code, including, without limitation, the actual, necessary costs and expenses incurred after the commencement of the Reorganization Case of preserving the Estate and operating the business of the Debtor, including wages, salaries or commissions for services, compensation for legal and other services and reimbursement of expenses awarded under section 330(a) or 331 of the Bankruptcy Code, certain retiree benefits under section 1114(e)(2) of the Bankruptcy Code, and all fees and charges assessed against the Estate under section 1930 of Chapter 123 of Title 28, United States Code.

    AFFILIATE means with respect to the Debtor, any corporation, partnership or other entity which, directly or indirectly, controls, is controlled by or is under common control with the Debtor, excluding natural persons. With respect to any entity other than the Debtor, a governmental unit or a natural person, affiliate means any corporation, partnership, association or other entity which, directly or indirectly, controls, is controlled by or is under common control with such entity. For purposes of this definition, the term "control" means the ownership of more than 20% of the beneficial or voting interest in the corporation or other entity referred to herein.

    ALLOWED ADMINISTRATIVE CLAIM means all or that portion of any Administrative Claim which (a) has been allowed by a Final Order, (b) was incurred by the Debtor in the ordinary course of business during the Reorganization Case, or (c) relates to any payment for retiree benefits required to be made before the Prepackaged Plan is confirmed, pursuant to section 1114(e)(2) of the Bankruptcy Code.

    ALLOWED CLAIM means that portion of any Claim, other than an Administrative Claim or a Contested Claim, (a) as to which, on or prior to the Bar Date, (i) no proof of claim has been filed with the Court and (ii) the liquidated non-Contingent amount of which is scheduled by the Debtor pursuant to the Bankruptcy Code as undisputed, (b) as to which a proof of claim has been filed in a liquidated non-Contingent amount with the Court on or prior to the Bar Date, provided that (i) no objection to the allowance of such Claim or motion to expunge or limit recovery of such Claim has been interposed or (ii) if such objection or motion has been filed, such objection or motion has been overruled by a Final Order, or such Claim has been otherwise allowed by a Final Order, and
(c) a Claim against the Debtor that is allowed (i) in any contract, instrument, or other agreement entered into in connection with the Prepackaged Plan, or (ii) pursuant to the terms of the Prepackaged Plan.

    ALLOWED INTEREST means that portion of any Interest, other than a contested Interest, of record held prior to the Effective Date, as to which, (a) no objection to the allowance of such Interest or motion to expunge or limit recovery of such Interest has been interposed or (b) if such objection or motion has been filed, such objection or motion has been overruled by a Final Order, or such Interest has been otherwise allowed by a Final Order.

    AMENDED AND RESTATED BYLAWS means the Amended and Restated Bylaws of the Reorganized Debtor which shall be substantially in the form set forth in Exhibit 2.

    AMENDED AND RESTATED CERTIFICATE means the Amended and Restated Certificate of Incorporation of the Reorganized Debtor which shall be substantially in the form set forth in Exhibit 1.

    BANKRUPTCY CODE means chapter 11, Title 11 of the United States Code, 11 U.S.C. Section 101 ET SEQ., as amended.

    BANKRUPTCY COURT means the United States Bankruptcy Court for the District of Delaware, or such other court that exercises jurisdiction over the Reorganization Case, including the United States District Court of the District of Delaware to the extent reference of the Reorganization Case is withdrawn.

    BANKRUPTCY RULES means the Federal Rules of Bankruptcy Procedure, as amended, promulgated under 28 U.S.C. Section 2075 and the local rules of practice and procedure of the Court, as applicable, from time to time in the Reorganization Case.

    BAR DATE means the date set by the Court as the last date for filing proofs of Claims against and Interests in the Debtor, and with respect to Claims arising from the rejection of executory contracts or unexpired leases, the earlier of the date set forth in the order rejecting such executory contract or unexpired lease or thirty (30) days after the Confirmation Date.

    BUSINESS DAY means any day except Saturday, Sunday or any other day on which commercial banks in Los Angeles, California are authorized by law to be closed for business.

    CAPITAL STOCK COMBINATION means the combination of the Class A Common Stock, Class B Common Stock (none of which is outstanding), and Preferred Stock into one (1) combined class and series (the "Capital Stock Combination") designated "Common Stock" and having the same rights that the Class A Common Stock had prior to the Capital Stock Combination.

    CASH  means cash and cash equivalents.

    CLAIM means a claim against the Debtor, whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

    CLASS  means a category of holders of Claims or Interests as classified in
Article III of the Prepackaged Plan pursuant to section 1123(a)(1) of the Bankruptcy Code.

    CLASS A COMMON STOCK means all the outstanding Class A Common Stock, par value $0.05 per share, of the Company.

    COMMON STOCK means the approximately 11,952,929 shares of the Reorganized Debtor's new common stock having a par value of $0.05 per share being issued pursuant to the Prepackaged Plan.

    COMPANY  means Koll Real Estate Group, Inc., a Delaware corporation.

    CONFIRMATION DATE means the date on which the Court enters the Confirmation Order.

    CONFIRMATION ORDER means the order confirming this Prepackaged Plan pursuant to section 1129 of the Bankruptcy Code.

    CONSUMMATION  means the occurrence of the Effective Date.

    CONTESTED CLAIM OR INTEREST means any Claim or Interest against which the Debtor or the Reorganized Debtor, as the case may be, or any other party in interest, has filed an objection to the allowance of such Claim or Interest or a motion to expunge or limit the recovery of such Claim or Interest and which objection or motion has not been withdrawn or overruled by a Final Order.

    CONTINGENT means a Claim is contingent as to liability if the debt is one which the debtor may be called upon to pay only upon the occurrence or happening of an extrinsic event which will trigger the liability of the debtor to the alleged creditor.

    CREDITOR  means any holder of a Claim.

    DEBTOR means the Company, when acting in its capacity as representative of the Estate.

    DEBENTURE HOLDERS' COMMITTEE means the group of restricted holders of the Outstanding Debentures organized prior to the Petition Date to negotiate with the Company regarding the Recapitalization.

    DELAWARE GENERAL CORPORATION LAW means Title 8 of the Delaware Code, as now in effect or hereafter amended.

    DISTRIBUTION RECORD DATE means the Business Day immediately preceding the Effective Date.

    EFFECTIVE DATE means a date selected by the Reorganized Debtor that is no more than ten (10) Business Days following the date on which all conditions to consummation set forth in Section 8.2 of the Prepackaged Plan have been satisfied or waived.

    ESTATE means the bankruptcy estate of the Company created by section 541 of the Bankruptcy Code upon the commencement of the Reorganization Case.

    EXCHANGE AGENT  means the entity or entities designated pursuant to Section
7.2 of the Prepackaged Plan to make distributions under the Prepackaged Plan.

    EQUITY HOLDER  means a holder of an Interest.

    FINAL ORDER means an order or judgment entered by the Court or any other court exercising jurisdiction over the subject matter and the parties (i) that has not been reversed, stayed, modified or amended, (ii) as to which no appeal, certiorari proceeding, reargument, or other review or rehearing has been requested or is still pending, and (iii) as to which the time for filing a notice of appeal or petition for certiorari shall have expired.

    IMPAIRED  means a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

    INDENTURE TRUSTEES means the trustee under the Indenture dated July 15, 1992 governing the Senior Debentures and the Indenture dated July 15, 1992 governing the Subordinated Debentures.

    LITIGATION CLAIMS means all Claims against the Company asserted under lawsuits or complaints which are pending as of the commencement of the Reorganization Case in state or federal court, unless the Company (i) allows the Claim for voting purposes, (ii) files a proof of claim on behalf of the Creditor, and the Court allows the Claim of the Creditor under the Prepackaged Plan.

    INTEREST means the rights of the owners of the issued and outstanding shares of any class of stock of the Debtor or the rights of the owners of warrants issued by the Debtor.

    1993 STOCK OPTION PLAN means the Company's 1993 Stock Option/Stock Issuance Plan.

    OTHER CLASS 5 CLAIMS means all Allowed Claims in Class 5 other than those relating to the Senior Debentures.

    OUTSTANDING DEBENTURES means collectively the Senior Debentures and the Subordinated Debentures.

    PETITION DATE means the date on which the Company files its chapter 11 bankruptcy petition.

    PREPACKAGED PLAN means this Prepackaged Plan of Reorganization, together with any exhibits or schedules attached hereto, as they may be amended, modified or supplemented by the Debtor from time to time in accordance with the provisions set forth herein, in the Bankruptcy Code and in the Bankruptcy Rules.

    PREFERRED STOCK means all of the outstanding Series A Convertible Redeemable Preferred Stock of the Company.

    PRIORITY CLAIM  means a Claim for an amount entitled to priority under section 507(a) of the Bankruptcy Code, other than an Administrative Claim or a Tax Claim.

    PROSPECTUS  means the Proxy Statement/Prospectus and Disclosure Statement of
the Company dated April   , 1997.

    NET CLAIM means the amount owed to Affiliates, after allowing for the set off of the respective Affiliates' Claims owed to the Debtor.

    RECAPITALIZATION means the capital restructuring of the Company whereby all Senior Debentures and Subordinated Debentures are exchanged for Common Stock of the Reorganized Debtor.

    REORGANIZATION CASE means the Debtor's case under chapter 11 of the Bankruptcy Code.

    REORGANIZED DEBTOR means the Debtor on and after the Confirmation Date, and the entity that shall succeed to all of the rights and obligations of the Debtor under the Prepackaged Plan.

    REVERSE STOCK SPLIT means the one for one hundred (l:100) reverse stock split of the outstanding Common Stock to be effected by the Debtor immediately following the Capital Stock Combination.

    SECURED CLAIM means any Claim of a creditor secured by a valid, perfected and enforceable lien on any property of the Estate, but only to the extent such Claim constitutes a secured claim under section 506 or 1111(b) of the Bankruptcy Code.

    SENIOR DEBENTURE INDENTURE means the Indenture dated July 15, 1992 governing the Senior Debentures.

    SENIOR DEBENTURES means all of the outstanding 12% Senior Subordinated Pay-In-Kind Debentures due March 15, 2002.

    SENIOR DEBT means Senior Debt as defined in the Senior Debenture Indenture and the Subordinated Debenture Indenture.

    SUBCLASS  means a category of holders of Claims or Interests within a Class.

    SUBORDINATED DEBENTURES means all of the outstanding 12% Subordinated Pay-In-Kind Debentures due March 15, 2002.

    SUBORDINATED DEBENTURE INDENTURE means the Indenture dated July 15, 1992 governing the Subordinated Debentures.

    TAX CLAIM means a Claim for an amount entitled to priority under section 507(a)(7), 507(a)(8) and 502(i) of the Bankruptcy Code, other than a Claim for a penalty.

    UNIMPAIRED means a Claim or Interest that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

    UNLIQUIDATED means if the amount of the Claim cannot be ascertained by a mere computation, based on the terms of the obligation or on some other accepted standard.

    Unless otherwise specified herein, any reference to an entity as a holder of a Claim or Interest includes that entity's successors, assigns, and affiliates.

                                   ARTICLE II
            TREATMENT OF UNCLASSIFIED ADMINISTRATIVE AND TAX CLAIMS

    2.1 ADMINISTRATIVE CLAIMS. Unless otherwise agreed to by the parties, each holder of an Allowed Administrative Claim shall receive cash equal to the unpaid portion of such Allowed Administrative Claim on the later of (a) the Effective Date, and (b) the date on which such Claim becomes an Allowed Administrative Claim; PROVIDED, HOWEVER, that Administrative Claims that represent liabilities incurred by the Debtor in the ordinary course of its business during the Reorganization Case shall be paid in the ordinary course of business and in accordance with any terms and conditions of any agreements relating thereto.

    2.2 TAX CLAIMS. On the Effective Date, each holder of a Tax Claim (a) shall be paid cash in an amount equal to the amount of its Allowed Claim, or shall be paid on account of its Allowed Claim on such other terms as have been or may be agreed to between such holder and the Debtor, or (b) shall receive on account of its Allowed Claim deferred cash payments, in equal quarterly installments over a period not exceeding six years after the date of assessment of such Tax Claim, of a value, as of the Effective Date, equal to the amount of such Allowed Claim. The amount of any Tax Claim that is not an Allowed Claim, and the rights of the holder of such Claim, if any, to payment in respect thereof shall (a) be determined in the manner in which the amount of such Claim and the rights of the holder of such Claim would have been resolved or adjudicated if the Reorganization Case had not been commenced, (b) survive the Effective Date and the consummation of the Prepackaged Plan as if the Reorganization Case had not been commenced, and (c) not be discharged pursuant to Section 9.1 of the Prepackaged Plan and section 1141 of the Bankruptcy Code.

                                  ARTICLE III
                     CLASSIFICATION OF CLAIMS AND INTERESTS

    This classification of Claims and Interests is made for purposes of voting on the Prepackaged Plan and making distribution hereunder and for ease of administration hereof. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class.

    3.1 CLASS 1--PRIORITY CLAIMS. Class 1 consists of all Priority Claims, not otherwise treated as unclassified in Article II above.

    3.2 CLASS 2--SECURED CLAIMS. Class 2 consists of each Claim secured by a security interest in or lien upon property of the Company, including, but not limited to, Claims secured by (i) mortgages or trust deeds on real property,
(ii) mechanics' or materialmen's liens, (iii) security deposits, or (iv) liens on miscellaneous personal property such as office furniture, telephone systems, copiers and mailing equipment. Each Class 2 Secured Claim shall be treated for all purposes of the Prepackaged Plan and under the Bankruptcy Code as a separate Subclass of Class 2.

    3.3 CLASS 3--UNLIQUIDATED OR CONTINGENT CLAIMS. Class 3 consists of all Claims of holders of Unliquidated or Contingent Claims, including, but not limited to, Litigation Claims.

    3.4 CLASS 4--AFFILIATES' CLAIMS. Class 4 consists of all Net Claims of Affiliates.

    3.5 CLASS 5--GENERAL UNSECURED CLAIMS. Class 5 consists of all general unsecured Claims of Creditors against the Company, however arising, and not included in any other Class in the Prepackaged Plan or otherwise provided for in the Prepackaged Plan, including (i) Senior Debentures, and (ii) Claims for damages resulting from the rejection of leases or executory contracts.

    3.6 CLASS 6--SUBORDINATED DEBENTURES. Class 6 consists of all Claims of holders of Subordinated Debentures.

    3.7 CLASS 7--PREFERRED STOCK. Class 7 consists of all Interests of holders of Preferred Stock.

    3.8 CLASS 8--CLASS A COMMON STOCK. Class 8 consists of all Interests of holders of Class A Common Stock.

    3.9 CLASS 9--WARRANTS. Class 9 consists of all Interests of holders of outstanding warrants.

                                   ARTICLE IV
                      TREATMENT OF CLASSES UNDER THE PLAN
                                    SUMMARY

CLASS                                                                                 STATUS
---------------------------------------------------------------------  ------------------------------------
Class 1--Priority Claims                                               Unimpaired; deemed to have accepted
                                                                         the Prepackaged Plan

Class 2--Secured Claims                                                Unimpaired; deemed to have accepted
                                                                         the Prepackaged Plan

Class 3--Unliquidated or Contingent Claims                             Unimpaired; deemed to have accepted
                                                                         the Prepackaged Plan

Class 4--Affiliates' Claims                                            Impaired; while such claimants
                                                                         deemed to have rejected the
                                                                         Prepackaged Plan, the Company
                                                                         shall cause such holders to
                                                                         support the Prepackaged Plan

Class 5--General Unsecured Claims                                      Impaired; entitled to vote

Class 6--Claims of Holders of Subordinated Debentures                  Impaired; entitled to vote

Class 7--Interests of Holders of Preferred Stock                       Impaired; entitled to vote

Class 8--Interests of Holders of Class A Common Stock                  Impaired; entitled to vote

Class 9--Interests of Holders of Warrants                              Impaired; deemed to have rejected
                                                                         the Prepackaged Plan

    4.1 PRIORITY CLAIMS. Class 1 Claims are Unimpaired. Unless otherwise agreed to by the parties, each holder of an Allowed Claim in Class 1 shall be paid the allowed amount of such Claim in full in cash on the later of (a) the Effective Date, and (b) the date such Claim becomes an Allowed Claim.

    4.2 SECURED CLAIMS. Class 2 Claims are Unimpaired. Unless otherwise agreed to by the parties, either (a) the legal, equitable and contractual rights of each holder of an Allowed Claim in any Subclass of Class 2 shall be unaltered by the Prepackaged Plan, or (b) at the option of the Debtor, any Allowed Claim in any Subclass of Class 2 shall be treated in any other manner that will result in such Allowed Claim being deemed Unimpaired under section 1124 of the Bankruptcy Code. To the extent not previously paid, any accrued and unpaid interest due on the Secured Claims will be paid in Cash on the Effective Date.

    4.3 UNLIQUIDATED OR CONTINGENT CLAIMS. Class 3 Claims are Unimpaired. The legal, equitable and contractual rights of the holders of Class 3 Claims shall not be affected by the Prepackaged Plan, Class 3 Claims shall survive the discharge provided for in Section 9.1 of the Prepackaged Plan and section 1141 of the Bankruptcy Code, and the rights of a holder of such Claim and the rights of such holder of such Claim to payment, if any, in respect thereof shall be determined in the manner in which the amount of such Claim and the rights of the holder of such Claim would have been resolved or adjudicated if the Reorganization Case had not been commenced.

    4.4 AFFILIATES' CLAIMS. Class 4 Claims are Impaired. The holders of Allowed Net Claims, if any, in Class 4 shall receive no distributions nor retain any property under the Prepackaged Plan on account of such Allowed Net Claims.

    4.5 GENERAL UNSECURED CLAIMS. Class 5 Claims are Impaired. In the event Classes 6, 7 and 8 accept the Prepackaged Plan, on the Effective Date, without regard to the subordination provisions in the Senior Debenture Indenture but giving effect to the rights of Senior Debt, each holder of Senior Debentures will receive 56 shares of Common Stock on a post-Capital Stock Combination and post-Reverses Stock Split basis for each $1,000 principal amount of Senior Debentures it holds and each holder of a liquidated non-Contingent Claim will receive 56 shares of Common Stock on a post-Capital Stock Combination and post-Reverse Stock Split basis for each $1,000 principal amount of Allowed Claim. Collectively, holders of Class 5 Claims shall hold approximately 81% of the outstanding shares of the Common Stock of the Reorganized Debtor on the Effective Date. If Class 6, 7, or 8 fails to accept the Prepackaged Plan, the holders of the Senior Debentures shall enforce the subordination provisions of the Senior Debenture Indenture with respect to such rejecting Class of Claims and/or Interests and the Prepackaged Plan shall be deemed automatically amended pursuant to Article V.

    4.6  SUBORDINATED DEBENTURES.  Class 6 Claims are Impaired. Subject to
Article V, on the Effective Date, each holder of an Allowed Claim in Class 6 shall receive 28 shares of Common Stock on a post-Capital Stock Combination and post-Reverse Stock Split basis for each $1,000 principal amount of Subordinated Debentures it holds. Collectively, holders of Class 6 Claims shall hold approximately 10% of the outstanding shares of the Common Stock of the Reorganized Debtor on the Effective Date.

    4.7 PREFERRED STOCK. Class 7 Interests are Impaired. Subject to Article V, on the Effective Date, after giving effect to the Capital Stock Combination and the Reverse Stock Split, each holder of an Allowed Interest in Class 7 shall be deemed to hold on a one and three quarter for one (1.75:1) basis Common Stock.

    4.8  CLASS A COMMON STOCK.  Class 8 Interests are Impaired. Subject to
Article V, on the Effective Date, after giving effect to the Capital Stock Combination and the Reverse Stock Split, each holder of an Allowed Interest in Class 8 shall be deemed to hold on a one for one (1:1) basis Common Stock.

    4.9 WARRANTS. Class 9 Interests are Impaired. On the Effective Date, all outstanding warrants shall be cancelled.

    4.10 ACCRUAL OF INTEREST. Distributions of Common Stock to holders of Outstanding Debentures will be based upon the principal amount of the Outstanding Debentures as of March 15, 1997.

    4.11 FRACTIONAL SHARES. (a) CAPITAL STOCK COMBINATION AND REVERSE STOCK SPLIT. If the Capital Stock Combination or the Reverse Stock Split creates a fraction of a share of Common Stock, holders of an Allowed Class 7 or 8 Interest, respectively, shall not receive or be deemed to hold any fractional shares. All fractional shares which would otherwise have been created by the Capital Stock Combination or the Reverse Stock Split shall be aggregated and after the Effective Date, such shares shall be sold in the market by the Exchange Agent and the net proceeds thereof disbursed pro rata to the holders of Allowed Class 7 and 8 Interests based upon the fraction of the shares each holder would have been entitled to receive or would have been deemed to hold had the Company authorized the issuance of fractional shares.

    (b) DEBENTURE/CLAIM EXCHANGE. Whenever any distribution of a fraction of a share of Common Stock to any holder of an Allowed Class 5 or 6 Claim would otherwise be called for, all such fractional shares will be aggregated and after the Effective Date, the shares will be sold in the market by the Exchange Agent and the net proceeds thereof disbursed prorata to the holders of Allowed Class 5 and Class 6 Claims based upon the fraction of the shares each such holder would have been entitled to receive or deemed to hold had the Company authorized the issuance of fractional shares.

                                   ARTICLE V
          REALLOCATION OF DISTRIBUTIONS FOR NONCONSENSUAL CONFIRMATION

    5.1  HOLDERS OF SUBORDINATED DEBENTURES FAIL TO ACCEPT THE PREPACKAGED
PLAN. In the event that the holders of Allowed Claims in Class 6 shall, as a Class, fail to accept the Prepackaged Plan as set forth in Section 6.3 of the Prepackaged Plan, then (a) the Prepackaged Plan shall be deemed automatically amended without further action by the Debtor such that (i) the distributions which would otherwise have been made in accordance with Section 4.6 of the Prepackaged Plan shall be made to holders of Allowed Claims in Class 5, (ii) the holders of Allowed Claims in Class 6 shall receive no distributions nor retain any property under the Prepackaged Plan on account of such Allowed Claims, (iii) the existing Subordinated Debentures held by holders of Class 6 Allowed Claims shall be deemed to be cancelled, and (iv) such holders shall be deemed to have rejected the Prepackaged Plan pursuant to section 1126(g) of the Bankruptcy Code; and (b) the Debtor shall seek to confirm the Prepackaged Plan as so automatically amended pursuant to this Article, in accordance with section 1129(b) of the Bankruptcy Code.

    5.2 HOLDERS OF PREFERRED STOCK FAIL TO ACCEPT THE PREPACKAGED PLAN. In the event that the holders of Allowed Interests in Class 7 shall, as a Class, fail to accept the Prepackaged Plan as set forth in Section 6.3 of the Prepackaged Plan, then (a) the Prepackaged Plan shall be deemed automatically amended without further action by the Debtor such that (i) the Common Stock which would otherwise have been retained by the holders of the Preferred Stock in accordance with Section 4.7 of the Prepackaged Plan shall be delivered by the Exchange Agent to holders of Allowed Claims in Class 5, (ii) the holders of Allowed Interests in Class 7 shall receive no distributions nor retain any property under the Prepackaged Plan on account of such Allowed Interests, (iii) the Preferred Stock held by holders of Allowed Interests in Class 7 shall be deemed to be cancelled and, (iv) such holders shall be deemed to have rejected the Prepackaged Plan pursuant to section 1126(g) of the Bankruptcy Code; and (b) the Debtor shall seek to confirm the Prepackaged Plan as so automatically amended pursuant to this Article, in accordance with section 1129(b) of the Bankruptcy Code.

    5.3  HOLDERS OF CLASS A COMMON STOCK FAIL TO ACCEPT THE PREPACKAGED
PLAN. In the event that the holders of Allowed Interests in Class 8 shall, as a Class, fail to accept the Prepackaged Plan as set forth in Section 6.3 of the Prepackaged Plan, then (a) the Prepackaged Plan shall be deemed automatically amended without further action by the Debtor such that (i) the Common Stock which would otherwise have been retained by the holders of the Class A Common Stock in accordance with Section 4.8 of the Prepackaged Plan shall be delivered by the Exchange Agent to holders of Allowed Claims in Class 5, (ii) the holders of Allowed Interests in Class 8 shall receive no distributions nor retain any property under the Prepackaged Plan on account of such Allowed Interests, (iii) the Class A Common Stock held by holders of Allowed Interests in Class 8 shall be deemed to be cancelled, and (iv) such holders shall be deemed to have rejected the Prepackaged Plan pursuant to section 1126(g) of the Bankruptcy Code; and (b) the Debtor shall seek to confirm the Prepackaged Plan as so automatically amended pursuant to this Article, in accordance with section 1129(b) of the Bankruptcy Code.

                                   ARTICLE VI
                      ACCEPTANCE OR REJECTION OF THE PLAN

    6.1 UNIMPAIRED CLASSES. The Allowed Claims in Classes 1, 2 and 3 are Unimpaired under the Prepackaged Plan and the holders of such Allowed Claims are conclusively presumed to have accepted the Prepackaged Plan.

    6.2 IMPAIRED CLASSES TO VOTE ON PREPACKAGED PLAN. The Allowed Claims in Classes 5 and 6 and the Allowed Interests in Classes 7 and 8 are Impaired; consequently, the holders in such Classes are entitled to vote to accept or reject the Prepackaged Plan. The holders of Allowed Interests in Classes 4 and 9 are conclusively presumed to have rejected the Prepackaged Plan. The Company shall cause the holders of Class 4 Claims (which it controls) to support the Prepackaged Plan.

    6.3 ACCEPTANCE BY IMPAIRED CLASSES. An Impaired Class of Claims shall have accepted the Prepackaged Plan if the Prepackaged Plan is accepted by the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) that hold at least two-thirds (2/3) in amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have voted to accept or reject the Prepackaged Plan. An Impaired Class of Interests shall have accepted the Prepackaged Plan if the Prepackaged Plan is accepted by the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) that hold at least two-thirds (2/3) in amount of the Allowed Interests of such Class that have voted to accept or reject the Prepackaged Plan.

    6.4 NONCONSENSUAL CONFIRMATION/CRAMDOWN. In the event that any Impaired Class of Claims or Class of Interests shall fail to accept the Prepackaged Plan in accordance with Section 1129(a)(8) of the Bankruptcy Code, the Debtor reserves the right to (i) seek to have the Court confirm the Prepackaged Plan in accordance with Section 1129(b) of the Bankruptcy Code, or (ii) modify the Prepackaged Plan in accordance with Section 13.5 of the Prepackaged Plan.

                                  ARTICLE VII
                      MEANS FOR IMPLEMENTATION OF THE PLAN

    7.1 CONTINUED CORPORATE EXISTENCE AND VESTING OF ASSETS IN THE REORGANIZED DEBTOR. The Debtor shall, as a Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity, with all powers of a corporation under the laws of the State of Delaware and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law. Except as otherwise expressly provided in the Prepackaged Plan on the Confirmation Date, the Reorganized Debtor shall be vested with all of the property of the Estate free and clear of all claims, liens, encumbrances, charges and other interests of creditors and equity security holders, and may operate its businesses free of any restrictions imposed by the Bankruptcy Code or by the Court, including, without limitation, any contracts or leases entered into or assumed by the Debtor after the Petition Date; PROVIDED, HOWEVER, that the Reorganized Debtor shall continue as a debtor in possession under the Bankruptcy Code until the Effective Date, and, thereafter, the Reorganized Debtor may operate its business free of any restrictions imposed by the Bankruptcy Code or the Court.

    7.2 EXCHANGE AGENT. The Debtor may designate an entity or entities to serve as Exchange Agent to distribute all the property to be distributed under the Prepackaged Plan, including, without limitation, the delivery of the Common Stock in exchange for the Outstanding Debentures and as replacement for the Preferred Stock and Class A Common Stock.

    7.3 PREPACKAGED PLAN IMPLEMENTATION STEPS. On or as soon as practicable after the Effective Date (unless otherwise expressly indicated), the following actions shall be effectuated in the following sequential order:

        (a) AMENDMENTS TO CERTIFICATE OF INCORPORATION. The Reorganized Debtor shall file its Amended and Restated Certificate with the office of the Secretary of State of the State of Delaware in accordance with Section 103 of the Delaware General Corporation Law. The Amended and Restated Certificate will, among other things, provide (to the extent necessary to effectuate the terms of the Prepackaged Plan) for (i) the prohibition of the issuance of non-voting equity securities, (ii) the authorization of 18 million shares of Common Stock, (iii) the Reverse Stock Split, (iv) the Capital Stock Combination, (v) the elimination of the provisions providing for the Company's Board of Directors to be classified into three classes with staggered terms, (vi) the removal of all supermajority voting provisions, and (vii) the elimination of the provisions prohibiting stock holders from acting by written consent.

        (b) AMENDMENTS TO BYLAWS. The Reorganized Debtor shall adopt and effect the Amended and Restated Bylaws which shall provide for, among other things,
    (i) the elimination of the provisions providing for the Company's Board of Directors to be classified into three classes with staggered terms, and (ii) the removal of all supermajority voting provisions.

        (c) CAPITAL STOCK COMBINATION. To the extent necessary to effectuate the Prepackaged Plan, the Reorganized Debtor shall effect the Capital Stock Combination whereby the Class A Common Stock, Class B Common Stock (none of which is outstanding), and Preferred Stock are combined into one (1) class and series designated "Common Stock" having the same rights that the Class A Common Stock had prior to the Capital Stock Combination. Pursuant to the Capital Stock Combination, each share of outstanding Preferred Stock will be reclassified to be one and three quarter (1.75) shares of Common Stock and each outstanding share of Class A Common Stock will be reclassified to be one share of Common Stock.

        (d) REVERSE STOCK SPLIT. To the extent necessary to effectuate the Prepackaged Plan, the Reorganized Debtor shall effect the Reverse Stock Split.

        (e) DELIVERY OF AUTHORIZED SHARES. The Reorganized Debtor shall deliver the shares of Common Stock authorized for issuance to the Exchange Agent for delivery to the holders of Allowed Claims and Allowed Interests in accordance with the Prepackaged Plan.

        (f) DEBENTURE EXCHANGE. The Exchange Agent shall deliver to holders of Outstanding Debentures and Other Class 5 Claims, Common Stock in accordance with the Prepackaged Plan.

        (g) 1993 STOCK OPTION PLAN. The Reorganized Debtor shall execute an amendment to the 1993 Stock Option Plan which shall be substantially in the form attached as Exhibit 3.

    7.4 EXCHANGE OF PREFERRED AND COMMON STOCK. Subject to Article V, upon presentment of certificates evidencing Preferred Stock and Class A Common Stock, the Exchange Agent shall deliver to holders thereof, Common Stock.

    7.5 CANCELLATION OF SECURITIES AND AGREEMENTS. On the Effective Date, all Outstanding Debentures, Class A Common Stock, Class B Common Stock (none of which is outstanding), Preferred Stock and warrants shall be cancelled. Also, on the Effective Date, the Senior Debenture Indenture and the Subordinated Debenture Indenture shall be cancelled.

    7.6 DIRECTORS. After giving effect to the Amended and Restated Certificate and the Amended and Restated Bylaws, there shall be a declassification of the Board of Directors of the Company. The Reorganized Debtor's Board of Directors shall be comprised of ten (10) directors, four (4) of whom are present directors of the Company and six (6) of whom have been designated by the members of the Debenture Holders' Committee in consultation with the Debtor. The names of the present directors and director nominees are set forth in the Prospectus. Any changes from that set forth in the Prospectus shall be disclosed at or prior to the hearing to consider confirmation of the Prepackaged Plan. All such directors shall be deemed elected, and those directors not continuing in office shall be deemed removed therefrom, effective on the Effective Date, pursuant to the Confirmation Order. Such directors' tenure and the manner of selection of new directors shall be as provided in the Amended and Restated Certificate and the Amended and Restated Bylaws.

    7.7 OFFICERS. On the Effective Date, the existing officers of the Reorganized Debtor shall be retained and shall remain as officers and shall continue to serve until such time as they may resign, be removed or be replaced.

    7.8 EMPLOYMENT CONTRACTS. On the Confirmation Date, the Company will assume the Employment Contracts with certain executive officers and directors of the Company as disclosed on Exhibit 4 to the Prepackaged Plan. In addition, from and after the Effective Date, the Reorganized Debtor may enter into employment contracts with any other officer, agent or employee.

    7.9 CORPORATE ACTION. The adoption of the Amended and Restated Certificate, the Amended and Restated Bylaws, the selection of directors and officers for the Reorganized Debtor, the issuance and distribution of the Common Stock, execution and delivery of all contracts, leases, instruments, releases, and other agreements related to any of the foregoing; and the other matters provided for under the Prepackaged Plan involving the corporate action to be taken by or required of the Reorganized Debtor shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by stockholders or directors of the Debtor or Reorganized Debtor.

    7.10 SOURCES OF CASH FOR PREPACKAGED PLAN DISTRIBUTION. All Cash necessary for the Reorganized Debtor to make payments pursuant to the Prepackaged Plan shall be obtained from existing Cash balances, under existing debt agreements, the operations of the Debtor or Reorganized Debtor, or from the sale of fractional shares of Common Stock as described in Section 4.11 of the Prepackaged Plan. The Reorganized Debtor may also make such payments using Cash received from its subsidiaries in the ordinary course of its business, either by way of advances or dividends.

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

    8.1 CONDITIONS TO CONFIRMATION. It is a condition to confirmation of the Prepackaged Plan that the Confirmation Order include provisions:

        (a) authorizing the Reorganized Debtor to adopt and file the Amended and Restated Certificate;

        (b) authorizing the Reorganized Debtor to adopt and effect the Amended and Restated Bylaws;

        (c) authorizing the Capital Stock Combination;

        (d) authorizing the Reverse Stock Split;

        (e) authorizing the Reorganized Debtor to issue authorized shares of Common Stock and to deliver such shares to the Exchange Agent;

        (f) authorizing and directing the Exchange Agent to deliver the Common Stock to holders of Other Class 5 Claims, the Outstanding Debentures, the Preferred Stock and the Class A Common Stock in accordance with the Prepackaged Plan and to sell aggregated fractional shares and to distribute the proceeds in accordance with Section 4.11 of the Prepackaged Plan;

        (g) authorizing the Reorganized Debtor to amend and assume the 1993 Stock Option Plan;

        (h) giving effect to the releases set forth in Section 9.4 of the Prepackaged Plan;

        (i) giving effect to the injunction set forth in Section 9.5 of the Prepackaged Plan;

        (j) authorizing all of the other transactions contemplated by the Prepackaged Plan in order to effectuate the Prepackaged Plan; and

        (k) making the provisions of the Confirmation Order non-severable and mutually dependent.

    8.2 CONDITIONS TO CONSUMMATION. The Confirmation Order shall contain the provisions set forth in Section 8.1 of the Prepackaged Plan and the Confirmation Order shall have become a Final Order before the Prepackaged Plan will be consummated.

    8.3 WAIVER OF CONDITIONS. The Debtor may waive any condition set forth in this Article VIII at any time, without notice, without leave of or order of the Court, and without any formal action other than proceeding to consummate the Prepackaged Plan.

                                   ARTICLE IX
                          EFFECTS OF PLAN CONFIRMATION

    9.1 DISCHARGE. Except as otherwise expressly provided in the Prepackaged Plan, the confirmation of the Prepackaged Plan shall (i) bind all holders of Claims and Interests, whether or not they accept the Prepackaged Plan, and (ii) discharge and release, pursuant to section 1141(d)(1) of the Bankruptcy Code, the Debtor effective immediately from any Claim, Interest or any "debt" (as that term is defined in section 101(12) of the Bankruptcy Code) that arose or was incurred before the Confirmation Date, and completely extinguish the Debtor's and the Reorganized Debtor's liability in respect thereof, including, without limitation, any liability of a kind specified in section 502(g) of the Bankruptcy Code, regardless of whether: (a) a proof of the Claim or Interest was filed, or the Interest or Claim was scheduled by the Debtor, (b) the Claim or Interest is an Allowed Claim or Allowed Interest, as the case may be, or (c) the holder of such Claim or Interest voted to accept or reject, or abstained from voting on, the Prepackaged Plan. In addition, except as otherwise provided in the Prepackaged Plan, confirmation of the Prepackaged Plan pursuant to the Confirmation Order acts as a discharge and release, effective as of the Confirmation Date, as to each holder of a Claim or Interest receiving or entitled to receive any distribution under the Prepackaged Plan in respect of any direct or indirect right, Claim or Interest such holder had or may have had against or in the Debtor. On and after the Confirmation Date, as to every discharged Claim and Interest, every holder of a Claim and Interest shall be precluded from asserting against the Debtor or the Reorganized Debtor or its assets or properties any further Claim or Interest based on any document or instrument or act, omissions, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

    9.2  RETENTION OF CAUSES OF ACTION/RESERVATION OF RIGHTS.

        (a) Nothing contained in the Prepackaged Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights or causes of action that the Debtor or the Reorganized Debtor may have currently or which the Reorganized Debtor may choose to assert on behalf of the Estate under any provision of the Bankruptcy Code or any similar applicable non-bankruptcy law, including, without limitation, (i) the avoidance of any transfer by or obligation of the Company or the Debtor or (ii) the turnover of any property to the Estate, all of which are expressly reserved by the Prepackaged Plan.

        (b) Nothing contained in the Prepackaged Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any claim, cause of action, right of setoff, or other legal or equitable defense which the Company had immediately prior to the Petition Date, against or with respect to any Claim left unaltered or Unimpaired by the Prepackaged Plan. The Reorganized Debtor shall have, retain, reserve and be entitled to assert all such claims, causes of action, rights of setoff and other legal or equitable defenses which it had immediately prior to the Petition Date fully as if the Chapter 11 Case had not been commenced; and all of the Reorganized Debtor's legal and equitable rights respecting any Claim left unaltered or Unimpaired by the Prepackaged Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Case had not been commenced.

    9.3 POST-CONSUMMATION EFFECT OF EVIDENCES OF CLAIMS OR INTERESTS. Outstanding Debentures, stock certificates and other evidences of Claims against or Interests in the Debtor shall, effective upon the Effective Date, represent only the right to participate in the distributions contemplated by the Prepackaged Plan.

    9.4 RELEASE. Except as otherwise expressly provided in the Prepackaged Plan, on the Effective Date, in consideration for, or as part of, the treatment accorded to the holders of Impaired Claims and Interests under the Prepackaged Plan, each holder of an Impaired Claim or Interest against or in the Debtor shall be deemed to have released the Debtor from any and all causes of action and claims, in law or in equity, whether based on tort, fraud, contract or otherwise, which arose prior to the date of the filing of the Chapter 11 Case.

    9.5 LIMITED RELEASE OF DIRECTORS, OFFICERS AND EMPLOYEES. As of the Effective Date, the Debtor shall be deemed to have waived and released its present and former directors, officers and employees from any and all claims of the Debtor (including claims which the Debtor or Debtor in Possession otherwise has legal power to assert, compromise or settle in connection with its Chapter 11 Case) arising on or prior to the Effective Date; PROVIDED HOWEVER, that this provision shall not operate as a waiver or release of any claim (i) in respect to any loan, advance or similar payment by the Debtor to any such person, (ii) in respect of any contractual obligation owed by such person to the Debtor, or
(iii) or to the extent based upon or attributable to such person gaining in fact a personal profit to which such person was not legally entitled, including, without limitation, profits made from the purchase or sale of equity securities of the Debtor which are recoverable by the Debtor pursuant to section 16(b) of the Securities Exchange Act of 1934, as amended.

    9.6 TERM OF INJUNCTIONS OR STAYS. Unless otherwise provided, all injunctions or stays provided for in the Reorganization Case pursuant to section 105 or 362 of the Bankruptcy Code or otherwise in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.

    9.7 EXCULPATION. Neither the Company, the Reorganized Debtor nor any of their respective officers, directors, employees, advisors, agents or representatives shall have or incur any liability to any holder of a Claim or Interest for any act or omission in connection with or arising out of their solicitation of votes on or their administration of the Prepackaged Plan or the property to be distributed under the Prepackaged Plan except for any liabilities which may arise under the statutes or regulations administered by the Securities and Exchange Commission or from willful misconduct or gross negligence, and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Prepackaged Plan.

                                   ARTICLE X
                    CONTESTED CLAIMS AND CONTESTED INTERESTS

    10.1 OBJECTIONS TO CLAIMS AND INTERESTS. The Debtor may object to the allowance of Claims or Interests filed with the Bankruptcy Court. From and after the Effective Date, the Reorganized Debtor, or any entity chosen by the Reorganized Debtor, shall have the exclusive responsibility for reviewing and objecting to the allowance of Claims and Interests. All objections shall be litigated to a Final Order; PROVIDED, HOWEVER, that the Debtor or the Reorganized Debtor, as the case may be, may compromise and settle any objections to Claims or Interests, subject to the approval of the Court, and may seek Court estimation of Contested Claims or Contested Interests pursuant to section 502(c) of the Bankruptcy Code.

    10.2 DISTRIBUTIONS. At such time as a Contested Claim or Contested Interest becomes an Allowed Claim or Allowed Interest, in whole or in part, the holder of such Claim or Interest shall receive the property that would have been distributed to such holder under the Prepackaged Plan if such Allowed Claim or Allowed Interest was an Allowed Claim or Allowed Interest on the Effective Date. Such distributions shall be made as soon as practicable after the date that the order or judgment of the Court allowing such Claim or Interest becomes a Final Order.

    10.3 RESERVED COMMON STOCK. At the time distributions to holders of Class 5 Claims are made, the Exchange Agent shall reserve shares of Common Stock sufficient to satisfy the full amount to which the holder of any Contested Claim may be entitled to under the Prepackaged Plan. The Exchange Agent shall hold the Common Stock so reserved pursuant to this section and shall not distribute such Common Stock to other Creditors. Upon any such Contested Claim becoming an Allowed Claim, the number of shares of Common Stock then due to the Creditor in respect of such Allowed Claim shall be distributed to such Creditor. Distributions with respect to an Allowed Claim shall be made in accordance with the provisions of the Plan. The distribution to each holder of an Allowed Claim shall be made as soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing such Claim becomes a Final Order. After all Contested Claims have been resolved, the Exchange Agent shall deliver to the Company the excess Common Stock to be held as authorized and unissued.

                                   ARTICLE XI
             TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

    11.1 ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. On the Effective Date, and to the extent permitted by applicable law all executory contracts and unexpired leases of the Debtor shall be assumed in accordance with the provisions of section 365 and section 1123 of the Bankruptcy Code, excluding
(a) any and all executory contracts or unexpired leases which are the subject of separate motions filed pursuant to section 365 of the Bankruptcy Code by the Debtor prior to the commencement of the hearing on confirmation of the Prepackaged Plan, (b) such contracts or leases as are listed on any

"Schedule of Rejected Executory Contracts and Unexpired Leases" filed by the Debtor on or before entry of the Confirmation Order, all of which contracts or leases shall be deemed rejected pursuant to the provisions of section 365 and section 1123 of the Bankruptcy Code, and (c) any and all executory contracts or unexpired leases rejected prior to entry of the Confirmation Order.

    Contracts or leases entered into after the Petition Date will be performed by the Reorganized Debtor in the ordinary course of business. Without limiting the generality of the foregoing, the agreements set forth on Exhibit 4 attached hereto will be deemed assumed immediately prior to the Effective Date in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code.

    11.2  CLAIMS BASED ON REJECTION OF EXECUTORY CONTRACTS OR UNEXPIRED
LEASES. Any Claims arising out of the rejection of contracts or leases must be filed with the Court within the time set by any Final Order rejecting an executory contract or unexpired lease or 30 days after the Confirmation Date. Any Claims not filed within such time will be forever barred from assertion against the Debtor or Reorganized Debtor, its estate and property. Unless otherwise ordered by the Bankruptcy Court or provided in this Prepackaged Plan, all such Claims for which proofs of Claim are required to be filed will be treated as General Unsecured Claims.

    11.3 INDEMNIFICATION OBLIGATIONS. Notwithstanding any provision of the Prepackaged Plan to the contrary, the obligations of the Company or the Debtor to indemnify its present and former directors, controlling persons, officers, affiliates, employees, advisors or agents against any obligations pursuant to its Amended and Restated Certificate, Amended and Restated Bylaws, applicable state law or specific agreement, or any combination of the foregoing, shall survive confirmation of the Prepackaged Plan, remain unaffected thereby, and not be discharged, irrespective of whether indemnification is owed in connection with an event occurring before or after the Petition Date.

                                  ARTICLE XII
                           RETENTION OF JURISDICTION

    12.1 RETENTION OF JURISDICTION. Notwithstanding the entry of the Confirmation Order or the Effective Date having occurred, the Court shall retain jurisdiction to (a) determine any Contested Claims, (b) determine requests for payment of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of and reimbursement of expenses of parties entitled thereto, (c) resolve controversies and disputes regarding interpretation and implementation of the Prepackaged Plan, (d) enter orders in aid of the Prepackaged Plan, including, without limitation, appropriate orders (which may include contempt or other sanctions) to protect the Debtor and the Reorganized Debtor, (e) modify the Prepackaged Plan pursuant to Section 13.6 of the Prepackaged Plan, (f) determine any and all applications, adversary proceedings and contested or litigated matters pending on the Effective Date,
(g) allow, disallow, estimate, liquidate or determine any Claim or Interest and to enter or enforce any order requiring the filing of any such Claim before a particular date, (h) determine any and all pending applications for the rejection or disaffirmance of executory contracts or leases, or for the assignment of assumed executory contracts and leases, and to hear and determine, and if need to be liquidate, any and all Claims arising therefrom, (i) determine any actions or controversies arising under or in connection with the Prepackaged Plan, the Prospectus, the Confirmation Order, or any contract, instrument, release, or other agreement created in connection with the Prepackaged Plan or the Prospectus, (j) enter and implement orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated, and (k) enter a final decree closing the Reorganization Case.

    12.2 FAILURE OF COURT TO EXERCISE JURISDICTION. If the Court abstains from exercising or declines to exercise jurisdiction, or is otherwise without jurisdiction over any matter arising out of the Reorganization Case, including the matters set forth in this Article XII, this Article shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

    13.1 DISTRIBUTION RECORD DATE. As of the close of business on the Distribution Record Date, the respective transfer registers for the Senior Debentures and Subordinated Debentures as maintained by the Debtor, the respective Indenture Trustees, or their respective agents, shall be closed and the transfers of the Outstanding Debentures, or any interest therein, will be prohibited. Moreover, the Exchange Agent shall have no obligation to recognize the transfer of the Outstanding Debentures in Classes 5 and 6 occurring after the Distribution Record Date, and shall be entitled for all purposes herein to recognize and deal only with those holders of record as of the close of business on the Distribution Record Date.

    13.2 SURRENDER OF INSTRUMENTS--DEBENTURE HOLDERS. As a condition to participation under the Prepackaged Plan, each holder of an Outstanding Debenture evidencing a Claim that desires to receive the Common Stock to be distributed on account of an Allowed Claim based on such debenture shall surrender such debenture to the Reorganized Debtor, or its designee, and shall execute and deliver such other documents as are necessary to effectuate the Prepackaged Plan. If such debenture is not surrendered and the holder does not provide an affidavit that such debenture was lost, and any other required documents, all in form and substance satisfactory to the Reorganized Debtor, within one year of the Effective Date, then no distribution will be made to such holder whose Allowed Claim is based on such debenture. Such holder shall be deemed to forfeit all rights under the Prepackaged Plan.

    13.3 UNCLAIMED DISTRIBUTIONS. If any holder of Outstanding Debentures entitled to Common Stock directly from the Exchange Agent under the Prepackaged Plan cannot be located on the Effective Date, such securities shall be set aside and maintained by the Exchange Agent. If such person is located within one year of the Effective Date, such securities shall be distributed to such person. If such person cannot be located within one year of the Effective Date, any such securities shall become the property of and shall be released to the Reorganized Debtor; PROVIDED, HOWEVER, that nothing contained in this Prepackaged Plan shall require the Reorganized Debtor to attempt to locate such person.

    13.4  RETIREE BENEFITS.  On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtor shall continue to be obligated to pay all retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, and shall continue to pay such retiree benefits as they become due at the level established at any time prior to confirmation of the Prepackaged Plan pursuant to subsection (e)(1)(B) or (g) of section 1114, for the duration of the period the Debtor has obligated itself to provide such benefits.

    13.5 MODIFICATION OF PREPACKAGED PLAN. The Debtor reserves the right, in accordance with the Bankruptcy Code, to amend or modify the Prepackaged Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Reorganized Debtor may, upon order of the Court, amend or modify the Prepackaged Plan in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Prepackaged Plan in such manner as may be necessary to carry out the purpose and intent of the Prepackaged Plan.

    13.6 WITHDRAWAL OF PREPACKAGED PLAN. The Debtor reserves the right, at any time prior to the entry of the Conformation Order, to revoke and withdraw the Prepackaged Plan. If the Debtor revokes or withdraws the Prepackaged Plan under this section, or if entry of the Confirmation Order does not occur, then the Prepackaged Plan shall be deemed null and void. In that event, nothing contained in the Prepackaged Plan shall be deemed to constitute a waiver or release of any Claims by or against or any Interests in the Debtor or to prejudice in any manner the rights of the Debtor in any further proceedings involving the Debtor.

    13.7 TAX PROVISIONS. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or other exchange of a security, or the making or delivery of an instrument of transfer under the Prepackaged Plan, shall not be taxed under any state or local law imposing a stamp tax or similar tax.

    13.8 PAYMENT DATES. Whenever any payment to be made under the Prepackaged Plan is due on a day other than a Business Day, such payment will instead by made, without interest, on the next Business Day.

    13.9 HEADINGS. The headings used in this Prepackaged Plan are inserted for convenience only and neither constitute a portion of the Prepackaged Plan nor in any manner affect the provisions of the Prepackaged Plan.

    13.10 SUCCESSORS AND ASSIGNS. The rights, benefits and obligations of any person or entity named or referred to in the Prepackaged Plan shall be binding upon, and shall inure to the benefit of, the heir, executor, administrator, successor or assign of such person.

    13.11 PAYMENT OF STATUTORY FEES. All fees payable pursuant to section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid on or before the Effective Date.

    13.12 GOVERNING LAW. Except to the extent that the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, the rights, duties and obligations arising under the Prepackaged Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

Dated: May 1, 1997
Newport Beach, California

                                       KOLL REAL ESTATE GROUP, INC.

                                       By: /s/ Raymond J. Pacini
                                          -------------------------------------
                                       Name:  Raymond J. Pacini
                                       Title: Executive Vice President and
                                              Chief Financial Officer

                                       William H. Sudell, Jr., Esq.
                                       Robert J. Dehney, Esq.
                                       MORRIS, NICHOLS, ARSHT & TUNNELL

                                       By: /s/ William H. Sudell, Jr., Esq.
                                           /s/ Robert J. Dehney, Esq.
                                          -------------------------------------
                                           Attorneys for Debtor and
                                           Debtor-in-Possession

                                       Brian S. Hucker, P.C., Esq.
                                       Gregory W. Preston, Esq.
                                       McDERMOTT, WILL & EMERY

                                       By: /s/ Brian S. Hucker, P.C., Esq.
                                           /s/ Gregory W. Preston, Esq.
                                          -------------------------------------
                                           Attorneys for Debtor and
                                           Debtor-in-Possession

                                                                       EXHIBIT 1

                                    PROPOSED
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          KOLL REAL ESTATE GROUP, INC.
                     PURSUANT TO SECTION 245 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

    KOLL REAL ESTATE GROUP, INC. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies as follows:

    1. The name of the Corporation is Koll Real Estate Group, Inc. The Corporation was originally incorporated under the name "Henley Newco Inc." The name of the Corporation was changed from "Henley Newco Inc." to "The Henley Group, Inc." pursuant to a Certificate of Amendment to the Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware (the "Secretary of State") on December 29, 1988, and the name of the Corporation was further changed from "The Henley Group, Inc." to "Henley Properties Inc." pursuant to a Certificate of Ownership and Merger of the Corporation filed with the Secretary of State on December 29, 1989.

    2. The name of the Corporation was further changed from "Henley Properties Inc." to "The Bolsa Chica Company," and the capitalization increased to 900,000,000 shares, of which 750,000,000 shares are Common Stock, par value $0.05 per share and 150,000,000 shares are Preferred Stock, par value $0.01 per share, all pursuant to a Certificate of Amendment to Restated Certificate of Incorporation of the Corporation filed with the Secretary of State on July 16, 1992.

    3. The name of the Corporation was further changed from "The Bolsa Chica Company" to "Koll Real Estate Group, Inc." pursuant to a Certificate of Ownership and Merger merging Koll Real Estate Group, Inc. into the Bolsa Chica Company filed with the Secretary of State on September 13, 1993.

    4. The address of the registered office of the Corporation was changed from "229 South Street, in the City of Dover, County of Kent" to "32 Loockerman Square, Suite L-100, City of Dover, County of Kent" pursuant to a Certificate of Change of Address of Registered Office and of Registered Agent filed with the Secretary of State on October 27, 1989.

    5. A Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Series A Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof was filed with the Secretary of State on July 16, 1992, the terms of which are included in this Restated Certificate of Incorporation.

    6. The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State was September 20, 1988.

    7. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 245 of the General Corporation Law by the Board of Directors of the Corporation.

    8. The text of the Restated Certificate of Incorporation of the Corporation as heretofore amended and/or supplemented, is hereby amended and restated to read in its entirety as herein set forth:

    FIRST: The name of the Corporation is Koll Real Estate Group, Inc. (the "Corporation").

    SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of Newcastle. The name of its registered agent at that address is CSC Corporation, Inc.

    THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

    FOURTH: The Corporation shall have the authority to issue one class of stock. The total number of shares of stock which the Corporation shall have the authority to issue is 18 million shares of Common Stock, par value $0.05 per share (the "Common Stock"). The Corporation shall not issue any non-voting equity securities.

    FIFTH: Effective upon the filing of this amendment to the Restated Certificate of Incorporation, the Class A Common Stock, Class B Common Stock and Series A Convertible Preferred Stock shall be reclassified and combined to create one class and series of stock designated "Common Stock." Effective immediately upon the filing of this amendment to the designated "Common Stock." Effective immediately upon the filing of this amendment to the Restated Certificate of Incorporation, each outstanding share of Class A Common Stock shall be automatically reclassified to be one (1) share of Common Stock and each outstanding share of Series A Convertible Preferred Stock shall be automatically reclassified to be one and three quarter (1.75) shares of Common Stock. Effective on the date of the filing of this amendment to the restated Certificate of Incorporation, and immediately following the effectiveness of the combination of the Class A Common Stock, Class B Common Stock and Series A Preferred Stock, the resulting outstanding shares of Common Stock shall be reverse split so that each 100 shares of outstanding Common Stock shall be automatically reclassified into one share of Common Stock. The Company shall not issue, and no stockholder of the Company shall be deemed to hold, fractional shares of Common Stock as a result of the above described capital stock combination and reverse stock split. Instead, the Company's exchange agent will aggregate all such fractional shares of Common Stock that would otherwise result from the above described capital stock combination and reverse stock split and sell such aggregated shares of Common Stock, rounded to the nearest whole share, as whole shares, in an orderly manner. Upon completion of such sales, stockholders who would otherwise have held such fractional shares of Common Stock, will receive in lieu thereof, the cash proceeds from such sales (without interest) in amounts proportionate to the fractional shares of Common Stock which such stockholders would otherwise have held. The designations and the powers, preferences and rights, and qualifications, limitations or restrictions thereof, of each share of Common Stock shall be governed by the follow:

        (i) Identical Rights. All shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

        (ii) Voting Rights. On all matters submitted to the Corporation's stockholders, the holders of Common Stock shall be entitled to one vote per share.

       (iii) Dividend Rights. When and as dividends or other distributions are declared, whether in cash, in property or in securities of the Corporation, the holders of shares of Common Stock shall be entitled to share equally, share for share, in such dividends or distributions.

        (iv) Stock Splits. If the Corporation shall in any manner subdivide, split or combine the outstanding shares of Common Stock, each share of outstanding Common Stock shall be proportionately subdivided, split or combined.

        (v) No Charge. The issuance of certificates representing shares of Common Stock in exchange for outstanding certificates of Class A Common Stock or Series A Preferred Stock shall be made without charge to the holders of such certificates, PROVIDED that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involving the issuance and delivery of any certificate in a name other than that of the holder of record of such shares of Class A Common Stock or Series A Preferred Stock exchanged.

    SIXTH:  Intentionally Omitted.

    SEVENTH:  The duration of the Corporation is to be perpetual.

    EIGHTH: (a) The number of directors of the Corporation shall be determined from time to time in the manner described in the Bylaws. Each director shall serve for a term ending on the next annual meeting following the meeting at which such director was elected, or on such later date as such director's successor shall have been elected and qualified.

    (b) Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

    (c) Any director may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class."

    (d) Intentionally Omitted

    NINTH: Special meetings of stockholders may be called either (i) by the Board of Directors or by the Chief Executive Officer pursuant to a resolution approved by a majority of the then authorized number of directors of the Corporation (as determined in accordance with the By-Laws) or (ii) by the holders of capital stock of the Company representing at least ten percent (10%) of the outstanding shares of capital stock of the Company entitled to vote in the election of directors.

    TENTH:  Intentionally Omitted.

    ELEVENTH: Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

    TWELFTH: No contract or other transaction of the Corporation shall be void, voidable, fraudulent or otherwise invalidated, impaired or affected, in any respect, by reason of the fact that any one or more of the officers, directors or stockholders of the Corporation shall individually be party or parties thereto or otherwise interested therein, or shall be officers, directors or stockholders of any other corporation or corporations which shall be party or parties thereto or otherwise interested therein; PROVIDED that such contract or otherwise transactions be duly authorized or ratified by the Board of Directors, with the assenting vote of a majority of the disinterested directors then present, or, if only one such is present, with his assenting vote.

    THIRTEENTH: The Board of Directors may from time to time make, amend, supplement or repeal any By-Laws; PROVIDED, however, that the stockholders may change or repeal any By-Law adopted by the Board of Directors; and PROVIDED, FURTHER, that no amendment or supplement to the By-Laws adopted by the Board of Directors shall vary or conflict with any amendment or supplement adopted by the stockholders.

    FOURTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

    FIFTEENTH: (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for beach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

    (b)(1) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a part to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or the person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights then said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that except as provided in this paragraph (b), the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph (b) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director of officer of the Corporation (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action if its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

    (2) RIGHT OF CLAIMANT TO BRING SUIT. If a claim under subparagraph (b)(1) is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

    (3) NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Amended and Restated Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

    (4) INSURANCE. The Corporation may maintain insurance, as its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprises against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

    SIXTEENTH: The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

    IN WITNESS WHEREOF, the undersigned, being a duly authorized Executive Vice President and Chief Financial Officer of the Corporation, for the purpose of amending and restating the Restated Certificate of Incorporation of the Corporation pursuant to Section 245 of the General Corporation Law, does make and file this Certificate, hereby declaring and certifying that the facts herein
stated are true, and accordingly has hereunto set his hand, this      day of
           , 1997.

                                          --------------------------------------
                                          Raymond J. Pacini
                                          Executive Vice President and
                                          Chief Financial Officer

                                                                       EXHIBIT 2

                                    PROPOSED
                          AMENDED AND RESTATED BY-LAWS
                                       OF
                        THE KOLL REAL ESTATE GROUP, INC.
                                   ARTICLE I
                                    OFFICES

    Section 1. DELAWARE OFFICE. The office of The Koll Real Estate Group, Inc. (the "Corporation") within the State of Delaware shall be in the City of Wilmington, County of Newcastle.

    Section 2. OTHER OFFICES. The Corporation may also have an office or offices and keep the books and records of the Corporation, except as otherwise may be required by law, in such other place or places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the "Board") may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

    Section 1. PLACE OF MEETINGS. All meetings of holders of shares of capital stock of the Corporation shall be held at the office of the Corporation in the State of Delaware or at such other place, within or without the State of Delaware, as may from time to time be fixed by the Board or specified or fixed in the respective notices or waivers of notice thereof.

    Section 2. ANNUAL MEETINGS. An annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting (an "Annual Meeting") shall be held at 9:00 a.m. on the first Wednesday of May of each year or on such other date and at such other time as may be fixed by the Board. If the Annual Meeting shall not be held on the day designated, the Board shall call a special meeting of stockholders as soon as practicable for the election of directors.

    Section 3. SPECIAL MEETINGS. Special meetings of stockholders, unless otherwise provided by law, may be called at any time by the Board pursuant to a resolution adopted by a majority of the then authorized number of directors (as determined in accordance with Section 2 of Article III of these By-Laws), by the Chief Executive Officer or by holders of capital stock of the Company representing at least ten percent (10%) of the outstanding shares of capital stock of the Company entitled to vote in the election of directors. Any such call must specify the matter or matters to be acted upon at such meeting and only such matter or matters shall be acted upon thereat.

    Section 4. NOTICE OF MEETINGS. Except as otherwise may be required by law, notice of each meeting of stockholders, whether an Annual Meeting or a special meeting, shall be in writing, shall state the purpose or purposes of the meeting, the place, date and hour of the meeting and, unless it is an Annual Meeting, shall indicate that the notice is being issued by or at the direction of the person or persons calling the meeting, and a copy thereof shall be delivered or sent by mail, not less than 10 or more than 60 days before the date of said meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be directed to such stockholder at his address as it appears on the stock records of the Corporation, unless he shall have filed with the Secretary a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of an adjourned meeting need not be given if the time and place to which the meeting is to be adjourned was announced at the meeting at which the adjournment was taken, unless (i) the adjournment is for more than 30 days or (ii) the Board shall fix a new record date for such adjourned meeting after the adjournment.

    Section 5. QUORUM. At each meeting of stockholders of the Corporation, the holders of shares having a majority of the voting power of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall be present or represented by proxy to constitute a quorum for the transaction of business, except as otherwise provided by law.

    Section 6. ADJOURNMENTS. In the absence of a quorum at any meeting of stockholders or any adjournment or adjournments thereof, holders of shares having a majority of the voting power of the capital stock present or represented by proxy at the meeting may adjourn the meeting from time to time until a quorum shall be present or represented by proxy. At any such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present or represented by proxy thereat.

    Section 7. ORDER OF BUSINESS. (a) At any Annual Meeting, only such business shall be conducted as shall have been brought before the Annual Meeting
(i) by or at the direction of the Board of Directors or
(ii) by any stockholder who complies with the procedures set forth in this
Section 7.

    (b) For business properly to be brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the Annual Meeting; PROVIDED, HOWEVER, that in the event that less than 40 days' notice or prior public disclosure of the date of the Annual Meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. To be in proper written form, a stockholder's notice to the Secretary shall set forth in writing as to each matter the stockholder proposes to bring before the Annual Meeting: (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these By-Laws to the Contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this Section 7. The chairman of an Annual Meeting shall, if the facts warrant, determine and declare to the Annual Meeting that business was not properly brought before the Annual Meeting in accordance with the provisions of this Section 7 and, if he should so determine, he shall so declare to the Annual Meeting and any such business not properly brought before the Annual Meeting shall not be transacted.

    Section 8. VOTING. Except as otherwise provided in the Amended and Restated Certificate of Incorporation, as amended from time to time (the "Certificate of Incorporation") or in a resolution of the Board of Directors adopted pursuant to the Certificate of Incorporation establishing a series of Preferred Stock of the Corporation ("Preferred Stock") or a class of Common Stock of the Corporation having special, limited or no voting rights, at each meeting of stockholders, every stockholder of the Corporation shall be entitled to one vote for every share of capital stock standing in his name on the stock records of the Corporation (i) at the time fixed pursuant to Section 6 of
Article VII of these By-Laws as the record date for the determination of stockholders entitled to vote at such meeting, or (ii) if no such record date shall have been fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given. At each meeting of stockholders, all matters (except as otherwise provided in Section 3 of Article III of these By-Laws and except in cases where a larger vote is required by law or by the Certificate of Incorporation of the Corporation or these By-Laws) shall be decided by a majority of the votes cast at such meeting by the holders of shares of capital stock present or represented by proxy and entitled to vote thereon, a quorum being present.

    Section 9. INSPECTORS. For each election of directors by the stockholders and in any other case in which it shall be advisable, in the opinion of the Board, that the voting upon any matter shall be conducted by inspectors of election, the Board shall appoint two inspectors of election. If, for any such election of directors or the voting upon any such other matter, any inspector appointed by the Board shall be unwilling or unable to serve, or if the Board shall fail to appoint inspectors, the chairman of the meeting shall appoint the necessary inspector or inspectors. The inspectors so appointed, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors with strict impartiality, and according to the best of their ability, and the oath so taken shall be subscribed by them. Such inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each of the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of election of directors. Inspectors need not be stockholders.

                                  ARTICLE III
                                   DIRECTORS

    Section 1. POWERS. The business of the Corporation shall be managed under the direction of the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law or otherwise directed or required to be exercised or done by the stockholders.

    Section 2. NUMBER, ELECTION AND TERMS. The authorized number of directors may be determined from time to time by a vote of a majority of the then authorized number of directors or by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class; PROVIDED, HOWEVER, that such number initially shall be ten (10). Except as otherwise provided in the Certificate of Incorporation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the next Annual Meeting and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

    Section 3. NOMINATIONS OF DIRECTORS; ELECTION. Nominations for the election of directors may be made by the Board or a committee appointed by the Board, or by any stockholder entitled to vote generally in the election of directors who complies with the procedures set forth in this Section 3. Directors shall be at least 21 years of age. Directors need not be stockholders. At each meeting of stockholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes cast shall be elected directors. All nominations by stockholders shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the meeting; PROVIDED, HOWEVER, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, such stockholder's notice shall set forth in writing (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (ii) as to the stockholder giving the notice, (x) the name and address, as they appear on the Corporation's books, of such stockholder and (y) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. In the event that a stockholder seeks to nominate one or more directors, the Secretary shall appoint two inspectors, who shall not be affiliated with the Corporation, to determine whether a stockholder has complied with this Section 3. If the inspectors shall determine that a stockholder has not complied with this Section 3, the inspectors shall direct the chairman of the meeting to declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws of the Corporation, and the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

    Section 4. PLACE OF MEETINGS. Meetings of the Board shall be held at the Corporation's office in the State of Delaware or at such other place, within or without such State, as the Board may from time to time determine or as shall be specified or fixed in the notice or waiver of notice of any such meeting.

    Section 5. REGULAR MEETINGS. Regular meetings of the Board shall be held in accordance with a yearly meeting schedule as determined by the Board; or such meetings may be held on such other days and at such other times as the Board may from time to time determine. Notice of regular meetings of the Board need not be given except as otherwise required by these By-Laws.

    Section 6. SPECIAL MEETINGS. Special meetings of the Board may be called by the Chief Executive Officer and shall be called by the Secretary at the request of any two of the other directors.

    Section 7. NOTICE OF MEETINGS. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required), stating the time, place and purposes thereof, shall be mailed to each director, addressed to him at his residence or usual place of business, or shall be sent to him by telex, cable or telegram so addressed, or shall be given personally or by telephone, on 24 hours' notice.

    Section 8. QUORUM AND MANNER OF ACTING. The presence of at least a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board. If a quorum shall not be present at any meeting of the Board, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Except where a different vote is required or permitted by law or these By-Laws or otherwise, the act of a majority of the directors present at any meeting at which a quorum shall be present shall be the act of the Board. Any action required or permitted to be taken by the Board may be taken without a meeting if all the directors consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the directors shall be filed with the minutes of the proceedings of the Board. Any one or more directors may participate in any meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall be deemed to constitute presence in person at a meeting of the Board.

    Section 9. RESIGNATION. Any director may resign at any time by giving written notice to the Corporation; PROVIDED, HOWEVER, that written notice to the Board, the Chairman of the Board, the Chief

Executive Officer or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

    Section 10. REMOVAL OF DIRECTORS. Any director may be removed from office, with or without cause, by the affirmative vote of a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

    Section 11. COMPENSATION OF DIRECTORS. The Board may provide for the payment to any of the directors, other than officers or employees of the Corporation, of a specified amount for services as director or member of a committee of the Board, or of a specified amount for attendance at each regular or special Board meeting or committee meeting, or of both, and all directors shall be reimbursed for expenses of attendance at any such meeting; PROVIDED, HOWEVER, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV
                            COMMITTEES OF THE BOARD

    Section 1. APPOINTMENT AND POWERS OF EXECUTIVE COMMITTEE. The Board may, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate an Executive Committee of the Board which shall consist of such number of members as the Board shall determine. Except as provided by Delaware law, during the interval between the meetings of the Board, the Executive Committee shall possess and may exercise all of the powers of the Board in the management and direction of all the business and affairs of the Corporation (except the matters hereinafter assigned to any other Committee of the Board), in such manner as the Executive Committee shall deem in the best interests of the Corporation in all cases in which specific directions shall not have been given by the Board. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of the committee present at a meeting at which a quorum shall be present shall be the act of the committee. Either the Chairman of the board, the Chief Executive Officer or the Chairman of the Executive Committee may call the meetings of the Executive Committee.

    Section 2. APPOINTMENT AND POWERS OF AUDIT COMMITTEE. The Board may, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate an Audit Committee of the Board, which shall consist of such number of members as the Board shall determine. The Audit Committee shall (i) make recommendations to the Board as to the independent accountants to be appointed by the Board; (ii) review with the independent accountants the scope of their examination; (iii) receive the reports of the independent accountants and meet with representatives of such accountants for the purpose of reviewing and considering questions relating to their examination and such reports; (iv) review, either directly or through the independent accountants, the internal accounting and auditing procedures of the Corporation; and (v) perform such other functions as may be assigned to it from time to time by the Board. The Audit Committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of the committee present at a meeting at which a quorum shall be present shall be the act of the committee.

    Section 3. COMPENSATION COMMITTEE; OTHER COMMITTEES. The Board may, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate members of the Board to constitute a Compensation Committee and such other committees of the Board as the Board may determine. Such committees shall in each case consist of such number of directors as the Board may determine, and shall have and may exercise, to the extent permitted by law, such powers as the Board may delegate to them, in the respective resolutions appointing them. Each such committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide. A majority of the members of any such committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of such committee present at a meeting at which a quorum shall be present shall be the act of the committee.

    Section 4. ACTION BY CONSENT; PARTICIPATION BY TELEPHONE OR SIMILAR EQUIPMENT. Unless the Board shall otherwise provide, any action required or permitted to be taken by any committee may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the committee shall be filed with the minutes of the proceedings of the committee. Unless the Board shall otherwise provide, any one or more members of any such committee may participate in any meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting of the committee.

    Section 5. CHANGES IN COMMITTEES; RESIGNATIONS; REMOVALS. The Board shall have power, by the affirmative vote of a majority of the authorized number of directors, at any time to change the members of, to fill vacancies in, and to discharge any committee of the Board. Any member of any such committee may resign at any time by giving notice to the Corporation; PROVIDED, HOWEVER, that notice to the Board, the Chairman of the Board, the Chief Executive Officer, the chairman of such committee or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the Board called for that purpose.

                                   ARTICLE V
                                    OFFICERS

    Section 1. NUMBER AND QUALIFICATION. The Corporation shall have such officers as may be necessary or desirable for the business of the Corporation. The elected officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a Treasurer and Secretary, and such other persons having such other titles and such other duties as the Board may prescribe. The same person may hold more than one office. The Chairman of the Board and the Chief Executive Officer shall be elected from among the directors. The Chief Executive Officer may appoint one or more deputies, associates or assistant officers, or such other agents as may be necessary or desirable for the business of the Corporation. In case one or more deputies, associates or assistant officers shall be appointed, the officer such appointee assists may delegate to him the authority to perform such of the officer's duties as the officer may determine.

    Section 2. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Corporation; PROVIDED, HOWEVER, that notice to the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    Section 3. REMOVAL. Any officer or agent may be removed, either with or without cause, at any time, by the Board at any meeting called for that purpose; PROVIDED, HOWEVER, that the Chief Executive Officer may remove any agent appointed by him.

    Section 4. VACANCIES. Any vacancy among the officers, whether caused by death, resignation, removal or any other cause, shall be filled in the manner prescribed for election or appointment to such office.

    Section 5. CHAIRMAN OF THE BOARD. The Chairman of the Board shall, if present, preside at all meetings of the Board and, in the absence of the Chief Executive Officer, at all meetings of the stockholders. The Chairman of the Board shall perform the duties incident to the office of the Chairman of the Board and all such other duties as are specified in these By-Laws or as shall be assigned to the Chairman of the Board from time to time by the Board.

    Section 6. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall, if present, preside at all meetings of the stockholders. The Chief Executive Officer shall have, under the control of the Board, general supervision and direction of the business and affairs of the Corporation. The Chief Executive Officer shall at all times see that all resolutions or determinations of the Board are carried into effect. The Chief Executive Officer may from time to time appoint, remove or change members of and discharge one or more advisory committees, each of which shall consist of such number of persons (who may, but need not, be directors or officers of the Corporation), and have such advisory duties, as the Chief Executive Officer shall determine. The Chief Executive Officer shall perform the duties incident to the office of the Chief Executive Officer and all such other duties as are specified in these By-Laws or as shall be assigned to the Chief Executive Officer from time to time by the Board.

    Section 7. TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuables to the credit of the Corporation in such depositories as may be designated pursuant to these By-Laws, shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever, shall disburse the funds of the Corporation and shall render to all regular meetings of the Board, or whenever the Board may require, an account of all the Treasurer's transactions as Treasurer. The Treasurer shall, in general, perform all the duties incident to the office of Treasurer and all such other duties as may be assigned to the Treasurer from time to time by the Chief Executive Officer or such other officer to whom the Treasurer reports.

    Section 8. SECRETARY. The Secretary shall, if present, act as secretary of, and keep the minutes of, all meetings of the Board, the Executive Committee and other committees of the Board and the stockholders in one or more books provided for that purpose, shall see that all notices are duly given in accordance with these By-Laws and as required by law, shall be custodian of the seal of the Corporation and shall affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal. The Secretary shall, in general, perform all the duties incident to the office of Secretary and all such other duties as may be assigned to the Secretary from time to time by the Chief Executive Officer or such other officer to whom the Secretary reports.

    Section 9. BONDS OF OFFICERS. If required by the Board, any officer of the Corporation shall give a bond for the faithful discharge of such Officer's duties in such amount and with such surety or sureties as the Board may require.

    Section 10. COMPENSATION. The salaries of the officers shall be fixed from time to time by the Compensation Committee of the Board; PROVIDED, HOWEVER, that the Chief Executive Officer may fix or delegate to others the authority to fix the salaries of any agents appointed by the Chief Executive Officer.

    Section 11. OFFICERS OF OPERATING COMPANIES OR DIVISIONS. The Chief Executive Officer shall have the power to appoint, remove, and prescribe the terms of office, responsibilities, duties and salaries of, the officers of the operating companies or divisions, other than those who are officers of the Corporation.

                                   ARTICLE VI
                    CONTRACTS, CHECKS, LOANS, DEPOSITS, ETC.

    Section 1. CONTRACTS. The Board may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into any contract or to execute and deliver any instrument, which authorization may be general, or confined to specific instances; and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by an contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.

    Section 2. CHECKS, ETC. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation in such manner as shall from time to time be authorized by the Board, which authorization may be general or confined to specific instances.

    Section 3. LOANS. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board, which authorization may be general or confined to specific instances. All bonds, debentures, notes and other obligations evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board shall authorize.

    Section 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositors as may be selected by or in the manner designated by the Board. The Board or its designees may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of the Certificate of Incorporation or these By-Laws, as they may deem advisable.

                                  ARTICLE VII
                                 CAPITAL STOCK

    Section 1. STOCK CERTIFICATES. Each stockholder shall be entitled to have, in such form as shall be approved by the Board, a certificate or certificates signed by the Chairman of the Board or the Chief Executive Officer, and by either the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary (except that, when any such certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or an employee of the Corporation, the signatures of any such officers may be facsimiles, engraved or printed), which may be sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed), certifying the number of shares of capital stock of the Corporation owned by such stockholder. In the event any officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

    Section 2. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make or cause to be prepared or made, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of capital stock registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting for the duration thereof, and may be inspected by any stockholder of the Corporation who is present.

    Section 3. STOCK LEDGER. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2 of this Article VII or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

    Section 4. TRANSFERS OF CAPITAL STOCK. Transfers of shares of capital stock of the Corporation shall be made only on the stock ledger of the Corporation by the holder of record thereof, by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or by the transfer agent of the Corporation, and only on surrender of the certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power. The Board may make such additional rules and regulations as it may deem advisable concerning the issue and transfer of certificates representing shares of the capital stock of the Corporation.

    Section 5. LOST CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

    Section 6. FIXING OF RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividends or other distributions or allotments of any rights, or entitled to exercise any rights in respect to any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

    Section 7. BENEFICIAL OWNERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

                                  ARTICLE VIII
                                  FISCAL YEAR

    The Corporation's fiscal year shall coincide with the calendar year.

                                   ARTICLE IX
                                      SEAL

    The Corporation's seal shall be circular in form and shall include the words "THE KOLL REAL ESTATE GROUP, INC., Delaware, 1988, Seal."

                                   ARTICLE X
                                WAIVER OF NOTICE

    Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether signed before or after the time stated in such written waiver, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

                                   ARTICLE XI
                                   AMENDMENTS

    These By-Laws or any of them may be amended or supplemented in any respect at any time, either (i) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting; or (ii) at any meeting of the Board, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting or an announcement with respect thereto shall have been made at the last previous Board meeting, and PROVIDED FURTHER that no amendment or supplement adopted by the Board shall vary or conflict with any amendment or supplement adopted by the stockholders.

                                                                       EXHIBIT 3

                             KOLL REAL ESTATE GROUP
                              AMENDED AND RESTATED
                     1993 STOCK OPTION/STOCK ISSUANCE PLAN

                                  ARTICLE ONE
                                    GENERAL

I.  PURPOSE OF THE AMENDED AND RESTATED PLAN

    A. This Amended and Restated 1993 Stock Option/Stock Issuance Plan ("Plan") is intended to promote the interests of Koll Real Estate Group, a Delaware corporation (the "Corporation"), by providing (i) key employees (including officers) of the Corporation (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Corporation (or its parent or subsidiary corporations), and (ii) consultants and other independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations) with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

    B. The Plan amends and restates the Koll Real Estate Group 1993 Stock Option/Stock Issuance Plan (the "1993 Plan") which became effective immediately upon adoption by the Board on November 29, 1993.

    C. The Corporation was formerly known as The Bolsa Chica Company, and this Plan shall serve as an amendment and restatement of the 1993 Plan which is the successor to the 1988 Stock Plan of The Bolsa Chica Company (the "Predecessor Plan"). No further option grants or share issuances shall be made under the Predecessor Plan from and after the effective date of the 1993 Plan. All outstanding stock options under the Predecessor Plan on the effective date of the 1993 Plan were incorporated into the 1993 Plan and were treated as
outstanding stock options under the 1993 Plan. As of            , 1997, all such
options issued under the Predecessor Plan and under the 1993 Plan have been cancelled by agreement between the holders thereof and the Company or have expired or terminated in accordance with their terms.

II.  DEFINITIONS

    A.  For purposes of the Plan, the following definitions shall be in effect:

    BOARD:  the Corporation's Board of Directors.

    CHANGE IN CONTROL: a change in ownership or control of the Corporation effected through either of the following transactions:

         a. any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept; or

         b. a change in the composition of the Board over a period of thirty-six
    (36) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

    COMMON STOCK: shares of the Corporation's Common Stock, par value $.05 per share, on a post 1997 capital stock combination and one for one hundred (1:100) reverse stock split basis.

    CODE:  the Internal Revenue Code of 1986, as amended.

    COMMITTEE: the committee of two (2) or more non-employee Board members appointed by the Board to administer the Plan.

    CORPORATE TRANSACTION: any of the following stockholder-approved transactions to which the Corporation is a party:

         a. a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Corporation is incorporated,

         b. the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

         c. any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

    EMPLOYEE: an individual who performs services while in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

    EXERCISE DATE: the date on which the Corporation shall have received written notice of the option exercise.

    FAIR MARKET VALUE: the Fair Market Value per share of Common Stock determined in accordance with the following provisions:

         a. If the Common Stock is not at the time listed or admitted to trading on any national securities exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share of that security on the date in question, as such price is reported by the National Association of Securities Dealers through the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price per share of that security on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

         b. If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the Fair Market Value shall be the closing selling price per share of that security on the date in question on the exchange serving as the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price per share of that security on the exchange on the last preceding date for which such quotation exists.

    HOSTILE TAKE-OVER: a change in ownership of the Corporation effected through the following transaction:

         a. any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, AND

         B. MORE THAN FIFTY PERCENT (50%) OF THE SECURITIES SO ACQUIRED IN SUCH TENDER OR EXCHANGE OFFER ARE ACCEPTED FROM HOLDERS OTHER THAN THE OFFICERS AND DIRECTORS OF THE CORPORATION SUBJECT TO THE SHORT-SWING PROFIT RESTRICTIONS OF SECTION 16 OF THE 1934 ACT.

    INCENTIVE OPTION:  a stock option which satisfies the requirements of Code
Section 422.

    1934 ACT:  the Securities and Exchange Act of 1934, as amended.

    NON-STATUTORY OPTION: a stock option not intended to meet the requirements of Code Section 422.

    OPTIONEE: any person to whom an option is granted under the Discretionary Option Grant Program in effect under the Plan.

    PERMANENT DISABILITY OR PERMANENTLY DISABLED: the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

    PLAN ADMINISTRATOR: the Committee in its capacity as the administrator of the Plan.

    SERVICE: THE PERFORMANCE OF SERVICES ON A PERIODIC BASIS TO THE CORPORATION (OR ANY PARENT OR SUBSIDIARY CORPORATION) IN THE CAPACITY OF AN EMPLOYEE, A NON-EMPLOYEE MEMBER OF THE BOARD OF DIRECTORS OR AN INDEPENDENT CONSULTANT OR ADVISOR, EXCEPT TO THE EXTENT OTHERWISE SPECIFICALLY PROVIDED IN THE APPLICABLE STOCK OPTION OR STOCK ISSUANCE AGREEMENT.

    TAKE-OVER PRICE: the GREATER of (a) the Fair Market Value per share of the Common Stock subject to the particular option surrendered to the Corporation in connection with a Hostile Take-Over on the date such option surrender is effected or (b) the highest reported price per share of that security paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

    B. The following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

    - Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a PARENT of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    - Each corporation (other than the Corporation) in an unbroken chain of corporations which begins with the Corporation shall be considered to be a SUBSIDIARY of the Corporation, provided each such corporation in the unbroken chain (other than the last corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

III.  STRUCTURE OF THE PLAN

    A. STOCK PROGRAMS. The Plan shall be divided into two (2) separate components: the Discretionary Option Grant Program specified in Article Two and the Director Fee Program specified in Article Three. Under the Discretionary Option Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two. Under the Director Fee Program, each non-employee Board member may, in accordance with the provisions of Article Three, elect to apply all or any portion of his or her annual retainer fee to the acquisition of unvested shares of Common Stock.

    B. GENERAL PROVISIONS. Unless the context clearly indicates otherwise, the provisions of Articles One and Four shall apply to the Discretionary Option Grant Program and the Director Fee Program and shall accordingly govern the interests of all individuals under the Plan.

IV.  ADMINISTRATION OF THE PLAN

    A. The Discretionary Option Grant Program shall be administered by the Committee in its capacity as Plan Administrator. No non-employee Board member shall be eligible to serve on the Committee if such individual has, within the twelve (12)-month period immediately preceding the date of his or her appointment to the Committee, received an option grant or direct stock issuance under this Plan or any other stock plan of the Corporation (or any parent or subsidiary corporation), other than pursuant to the Director Fee Program.

    B. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

    C. The Committee as Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish rules and regulations for the proper administration of the Discretionary Option Grant Program and to make such determinations under, and issue such interpretations of, the provisions of such program and any outstanding option grants thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Discretionary Option Grant Program or any outstanding option or unvested share issuance thereunder.

    D. Administration of the Director Fee Program shall be self-executing in accordance with the express terms and conditions of Article Three and the Committee as Plan Administrator shall exercise no discretionary functions with respect to option grants or share issuances made pursuant to those programs.

V.  OPTION GRANTS AND STOCK ISSUANCES

    A. The persons eligible to participate in the Discretionary Option Grant Program under Article Two shall be limited to the following:

    - officers and other key employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);

    - members of the Board or the members of the board of directors of any parent or subsidiary corporation; and

    - those consultants or other independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

    B. Non-employee Board members who serve as Plan Administrator shall NOT, during their period of service as such, be eligible to participate in the Discretionary Option Grant Program or in any other stock option, stock purchase, stock bonus or other stock plan of the Corporation (or its parent or subsidiary corporations), other than the Director Fee Program, to the extent they are eligible for participation in those latter programs in accordance with the provisions of Articles Three.

    C. The Plan Administrator shall have full authority to determine which eligible individuals are to receive option grants under the Discretionary Option Grant Program, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory

Option, the time or times at which each granted option is to become exercisable and the maximum term for which the option is to remain outstanding.

VI.  STOCK SUBJECT TO THE PLAN

    A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. Seven Hundred Fifty-One Thousand Four Hundred and Forty-Nine (751,449) shares of Common Stock may be issued over the term of the Plan, subject to adjustment from time to time in accordance with the provisions of this Section VI. Such authorized share reserve is comprised of the number of shares of Common Stock which remained available for issuance under the 1993 Plan prior to this amendment, as reduced by this amendment.

    B. In no event shall there be issued over the remaining term of the Plan, from the effective date of this amendment to the 1993 Plan until the termination of the Plan pursuant to Article Four, Section IV, more than Seven Hundred Fifty-One Thousand Four Hundred and Forty-Nine (751,449) shares in the aggregate of Common Stock. The foregoing share limitations shall be subject to periodic adjustment in accordance with the provisions of Section F of this Article VI.

    C. Should one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full then the shares subject to the portion of each option not so exercised shall be available for subsequent issuance under the Plan. Shares subject to any option or portion thereof surrendered in accordance with Section IV of Article Two and all share issuances under the Plan, whether or not the shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance under the Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan or the vesting of a direct share issuance made under the Plan, then the number of shares of Common Stock (as the case may be) available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the share issuance, and not by the net number of shares of Common Stock actually issued to the holder of such option or share issuance.

    D. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities in the aggregate for which any one individual participating in the Plan may be granted stock options, separately exercisable stock appreciation rights and direct share issuances over the term of the Plan, (iii) the number and/or class of securities for which share issuances are subsequently to be made to non-employee Board members under the Director Fee Program, and (iv) the number and/or class of securities and price per share in effect under each option outstanding under the Discretionary Option Grant. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                  ARTICLE TWO
                       DISCRETIONARY OPTION GRANT PROGRAM

I.  TERMS AND CONDITIONS OF OPTIONS

    Options granted pursuant to the Discretionary Option Grant Program shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or Non-Statutory Options. Individuals who are not Employees of the Corporation or its parent or subsidiary corporations may only be granted Non-Statutory Options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; PROVIDED, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of
Section II of this Article Two.

    A.  EXERCISE PRICE.

    1. The exercise price per share of Common Stock subject to any option granted under this Article Two shall be fixed by the Plan Administrator at the time of the grant, but in no event shall such exercise price be less than one hundred percent (100%) of the Fair Market Value per share of that security on the grant date.

    2. The exercise price shall become immediately due upon exercise of the option and, subject to the provisions of Section I of Article Four and the instrument evidencing the grant, shall be payable in one of the following alternative forms specified below:

         a. full payment in cash or check made payable to the Corporation's order;

         b. full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date;

         c. full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check drawn to the Corporation's order; or

         d. to the extent the option is exercised for vested shares, full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (i) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation in connection with such purchase and (ii) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

    Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option for vested shares, payment of the exercise price for the purchased shares must accompany the exercise notice.

    B. TERM AND EXERCISE OF OPTIONS. Each option granted under this Discretionary Option Grant Program shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the instrument evidencing the grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date. During the lifetime of the Optionee, the option, together with any stock appreciation rights pertaining to such option, shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee except for a transfer of the option effected by will or by the laws of descent and distribution following the Optionee's death.

    C.  TERMINATION OF SERVICE.

    1. The following provisions shall govern the exercise period applicable to any outstanding options under this Article Two held by the Optionee at the time of cessation of Service or death.

    - Should an Optionee cease Service for any reason (including death or Permanent Disability) while holding one or more outstanding options under this Article Two, then none of those options shall (except to the extent otherwise provided pursuant to subparagraph 3 below) remain exercisable for more than a thirty-six (36)-month period (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) measured from the date of such cessation of Service.

    - Any option held by the Optionee under this Article Two and exercisable in whole or in part on the date of his or her death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. The right to exercise such option, however, shall lapse upon the EARLIER of (i) the third anniversary of the date of the Optionee's death (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) or (ii) the specified expiration date of the option term. Accordingly, upon the occurrence of the earlier event, the option shall terminate and cease to be outstanding.

    - During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of shares (if any) in which the Optionee is vested at the time of his or her cessation of Service. Upon the expiration of the limited post-Service exercise period or (if earlier) upon the specified expiration date of the option term, each such option shall terminate and cease to be outstanding with respect to any vested shares for which the option has not otherwise been exercised. However, each outstanding option shall immediately terminate and cease to be outstanding, at the time of the Optionee's cessation of Service, with respect to any shares for which the option is not otherwise at that time exercisable or in which the Optionee is not otherwise vested.

    - Under no circumstances shall any such option be exercisable after the specified expiration date of the option term.

    - Should (i) the Optionee's Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its parent or subsidiary corporations, then in any such event all outstanding options held by the Optionee under this Article Two shall terminate immediately and cease to be outstanding.

    2. The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited post-Service exercise period applicable under subparagraph 1 above, not only with respect to the number of vested shares of Common Stock for which each such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more subsequent installments of vested shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

    3. The Plan Administrator shall also have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service or death from the limited period in effect under subparagraph 1 above to such greater period of time as the Plan Administrator shall deem appropriate. In no event, however, shall such option be exercisable after the specified expiration date of the option term.

    D. STOCKHOLDER RIGHTS. An Optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

    E. REPURCHASE RIGHTS. The shares of Common Stock acquired upon the exercise of any Article Two option grant may be subject to repurchase by the Corporation in accordance with the following provisions:

    - The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Article Two. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at the exercise price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

    - All of the Corporation's outstanding repurchase rights under this Article Two shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of a Corporate Transaction, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

    - The Plan Administrator shall have the discretionary authority, exercisable either before or after the Optionee's cessation of Service, to cancel the Corporation's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Optionee under this Discretionary Option Grant Program and thereby accelerate the vesting of such shares in whole or in part at any time.

II.  INCENTIVE OPTIONS

    The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees of the Corporation. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall NOT be subject to such terms and conditions.

    A. DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in that calendar year for the excess number of shares as a non-statutory option under the Federal tax laws.

    B. 10% STOCKHOLDER. If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations, then the exercise price per share of the Common Stock subject to that option shall not be less than one hundred and ten percent (110%) of the Fair Market Value per share of that security on the grant date, and the option term shall not exceed five (5) years, measured from the grant date.

    Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Four of the Plan shall apply to all Incentive Options granted hereunder.

III.  CORPORATE TRANSACTIONS/CHANGES IN CONTROL

    A. In the event of any Corporate Transaction, each option which is at the time outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall NOT so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

    B. Immediately following the completion of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

    C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in completion of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share, PROVIDED the aggregate exercise price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan on both an aggregate and per participant basis following the completion of the Corporate Transaction shall be appropriately adjusted.

    D. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide (upon such terms as it may deem appropriate) for both
(i) the automatic acceleration of one or more outstanding options granted under this Article Two Plan which are assumed or replaced in a Corporate Transaction and do not otherwise accelerate at that time and (ii) the immediate termination of one or more of the Corporation's outstanding repurchase rights which are assigned in connection with such Corporate Transaction and do not otherwise terminate at that time, in the event the Optionee's Service should subsequently terminate within a designated period following the effective date of such Corporate Transaction.

    E. The Plan Administrator shall have the discretionary authority, exercisable either in advance of any actually-anticipated Change in Control or at the time of an actual Change in Control, to provide for the automatic acceleration of one or more outstanding options under this Article Two (and the immediate termination of one or more of the Corporation's outstanding repurchase rights under this Article Two) upon the occurrence of the Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent termination of the Optionee's Service within a specified period following the Change in Control.

    F. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

    G. The grant of options under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

    H. The exercisability as incentive stock options under the Federal tax laws of any options accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain subject to the dollar limitation of Section II of this Article Two. To the extent such dollar limitation is exceeded, the accelerated option shall be exercisable as a non-statutory option under the Federal tax laws.

IV.  STOCK APPRECIATION RIGHTS

    A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section IV, one or more Optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares of Common Stock in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

    B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this
Section IV may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

    C. If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the LATER of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

    D. One or more officers of the Corporation subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights with respect to their outstanding options under the Plan. Upon the occurrence of a Hostile Take-Over, the officer shall have a thirty (30)-day period in which he or she may surrender any outstanding options with such a limited stock appreciation right in effect for at least six (6) months to the Corporation, to the extent such option is at the time exercisable for fully-vested shares of Common Stock. The officer shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Common Stock at the time subject to each surrendered option (or surrendered portion of such option) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such option surrender shall be made within five (5) days following the date the option is surrendered to the Corporation. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution. Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

    E. The shares of Common Stock subject to any option surrendered for an appreciation distribution pursuant to this Section IV shall not be available for subsequent issuance under the Plan.

                                 ARTICLE THREE
                              DIRECTOR FEE PROGRAM

I.  ELIGIBILITY

    Subject to the availability of shares of Common Stock under the Plan pursuant to Article One, Section VI of the Plan, each individual serving as a non-employee Board member shall be eligible to apply all or any portion of the annual retainer fee otherwise payable to him or her in cash to the acquisition of unvested shares of Common Stock under this Article Three Program.

II.  ELECTION PROCEDURE

    A. FILING. The non-employee Board member must make the stock-in-lieu-of-fee election prior to the start of the calendar year for which the election is to be effective. The first calendar year for which any such election may be filed shall be the 1994 calendar year. The election must be filed with the Plan Administrator on the appropriate form provided for this purpose, and the election, once filed, shall be irrevocable. The election for any upcoming calendar year may be filed at any time prior to the start of that year, but in no event later than December 31 of the immediately preceding calendar year. The non-employee Board member may file a standing election to be in effect for two or more consecutive calendar years or to remain in effect indefinitely until revoked by written instrument filed with the Plan Administrator at least six (6) months prior to the start of the first calendar year for which such standing election is no longer to remain in effect.

    B. ELECTION FORM. On the election form, the non-employee Board member must indicate the percentage or dollar amount of his or her annual retainer fee to be applied to the acquisition of unvested shares under this Article Three Program to be issued in lieu of such fee. The non-employee Board member may elect to apply a portion of the fee to the acquisition of Common Stock.

III.  SHARE ISSUANCE

    A. ISSUE DATE. On the first trading day in January of the calendar year for which the election is effective, the portion of the retainer fee subject to such election shall automatically be applied to the acquisition of the selected shares of Common Stock by dividing the elected dollar amount by the Fair Market Value per share of the Common Stock on that trading day. The number of issuable shares shall be rounded down to the next whole share, and the issued shares shall be held in escrow by the Secretary of the Corporation until the non-employee Board member vests in those shares. The non-employee Board member shall have full stockholder rights, including voting, dividend and liquidation rights, with respect to all issued shares held in escrow on his or her behalf, but such shares shall not be assignable or transferable while they remain unvested.

    B. VESTING. Upon completion of each calendar quarter of Board service during the year for which the election is in effect, the non-employee Board member shall vest in one-fourth of the issued shares, and the stock certificate for those shares shall be released from escrow. Immediate vesting in all the issued shares shall occur in the event (i) the non-employee Board member should die or become Permanently Disabled during his or her period of Board service or
(ii) there should occur a Corporate Transaction or Change in Control while such individual remains in Board service. Should such individual cease Board service prior to vesting in one or more quarterly installments of the issued shares, then those unvested shares shall immediately be surrendered to the Corporation for cancellation, and the non-employee Board member shall not be entitled to any cash payment or other consideration from the Corporation with respect to the cancelled shares and shall have no further stockholder rights with respect to such shares.

IV.  AMENDMENT OF THE DIRECTOR FEE PROGRAM

    F. LIMITED AMENDMENTS. The provisions of this Director Fee Program, together with the unvested share issuances outstanding under this Article Three, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations.

                                  ARTICLE FOUR
                                 MISCELLANEOUS

I.  LOANS OR INSTALLMENT PAYMENTS

    A. The Plan Administrator may, in its discretion, assist any Optionee (including an officer of the Corporation) in the exercise of one or more options granted to such Optionee under the Discretionary Option Grant Program, including the satisfaction of any Federal, state and local income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Corporation to such Optionee or (ii) permitting the Optionee to pay the exercise price for the purchased shares in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Plan Administrator specifies in the applicable option agreement or otherwise deems appropriate under the circumstances. Loans or installment payments may be authorized with or without security or collateral. However, the maximum credit available to the Optionee may not exceed the exercise price of the acquired shares (less the par value of such shares) plus any Federal, state and local income and employment tax liability incurred by the Optionee in connection with the acquisition of such shares.

    B. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator may deem appropriate.

II.  AMENDMENT OF THE PLAN AND AWARDS

    A. The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, (i) no such amendment or modification shall adversely affect rights and obligations with respect to options at the time outstanding under the Plan, unless the Optionee consents to such amendment, and (ii) any amendment made to the Director Fee Program (or any stock options or share issuances outstanding thereunder) shall be in compliance with the limitation of Section IV of Article Four. In addition, the Board may not, without the approval of the Corporation's stockholders, amend the Plan to (i) materially increase the maximum number of shares issuable under the Plan, or increase the maximum number of shares of Common Stock for which any one participant may receive stock options, separately exercisable stock appreciation rights and direct share issuances over the term of the Plan, except for permissible adjustments under Section VI.F of Article One, (ii) materially modify the eligibility requirements for plan participation or (iii) materially increase the benefits accruing to plan participants.

    B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program, which are in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the Discretionary Option Grant Program are held in escrow until stockholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess option grants are made, then (i) any unexercised excess options shall terminate and cease to be exercisable and (ii) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal
Rate) for the period the shares were held in escrow.

III.  TAX WITHHOLDING

    A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of stock options for such shares or the vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

    B. The Plan Administrator may, in its discretion and in accordance with the provisions of this Section III of Article Four and such supplemental rules as the Plan Administrator may from time to time adopt (including the applicable safe-harbor provisions of Securities and Exchange Commission Rule 16b-3), provide any or all holders of Non-Statutory Options or unvested shares (other than the unvested shares issued under the Director Fee Program) with the right to use shares of the Corporation's Common Stock in satisfaction of all or part of the Federal, state and local income and employment tax liabilities incurred by such holders in connection with the exercise of their options or the vesting of their shares (the "Taxes"). Such right may be provided to any such holder in either or both of the following formats:

    STOCK WITHHOLDING: The holder of the Non-Statutory Option or unvested shares may be provided with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of the shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the applicable Taxes (not to exceed one hundred percent (100%)) designated by the holder.

    STOCK DELIVERY: The Plan Administrator may, in its discretion, provide the holder of the Non-Statutory Option or the unvested shares with the election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such individual (other than in connection with the option exercise triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes incurred in connection with such option exercise or share vesting (not to exceed one hundred percent (100%)) designated by the holder.

IV.  EFFECTIVE DATE AND TERM OF PLAN

    A. The 1993 Plan originally became effective immediately upon adoption by the Board on November 29, 1993. The Plan, as amended hereby, will become effective immediately upon completion of the Company's proposed recapitalization. Stock options may be made under the Plan, as amended hereby, immediately thereafter upon the effective date of this amendment.

    B.  The Plan shall terminate upon the EARLIER of (i) November 28, 2003 or
(ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise, surrender or cash-out of the options granted under the Plan or the issuance of shares (whether vested or unvested) under the Director Fee Program. If the date of termination is determined under clause (i) above, then all option grants and unvested share issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants or issuances.

V.  USE OF PROCEEDS

    Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants or share issuances under the Plan shall be used for general corporate purposes

VI.  REGULATORY APPROVALS

    A. The implementation of the Plan, the granting of any option under the Plan, the issuance of any shares under the Director Fee Program and the issuance of Common Stock upon the exercise or surrender of the option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the Common Stock issued pursuant to it.

    B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which the Common Stock is then listed for trading.

VII.  NO EMPLOYMENT/SERVICE RIGHTS

    Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the Service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's Service at any time and for any reason, with or without cause.

VIII.  MISCELLANEOUS PROVISIONS

    A. Except to the extent otherwise expressly provided under the Plan, the right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee or Participant.

    B. The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

    C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Optionees and any holders of unvested shares under the Plan, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

                                   EXHIBIT 4

 1. Financing and Accounting Services Agreement dated as of September 30, 1993 between the Company and The Koll Company.

 2. Management Information Systems and Human Resources Services Agreement dated as of September 30, 1993 between the Company and Koll Management Services, Inc.

 3. License Agreement dated September 30, 1993, as amended, among the Company, The Koll Company and Mr. Donald M. Koll.

 4. Sublease Agreement dated September 30, 1993 between the Company and the Koll Company.

 5. Employment Agreement between the Company and Mr. Donald M. Koll dated April 28, 1997.

 6. Employment Agreement between the Company and Mr. Richard M. Ortwein dated April 28, 1997.

 7. Employment Agreement between the Company and Mr. Raymond J. Pacini dated April 28, 1997.

 8. Consulting Agreement between the Company and Mr. Ray Wirta dated April 28, 1997.

 9. Agreement between the Company and Rothschild, Inc. dated May 31, 1996.

 10. Agreement between the Company and Houlihan Lokey Howard and Zukin, Inc. dated February 6, 1996.

 11. Mutual Release and Settlement Agreement dated as of April 11, 1997 by and between (i) MAFCO Consolidated Group Inc. and New ABCO Holdings Inc., and
    (ii) Koll Real Estate Group, Inc., The Henley Group, Inc. and New Henley Holdings Inc.